EXHIBIT  2.3


                                MERGER AGREEMENT

                         DATED AS OF NOVEMBER 15, 1999

                                  BY AND AMONG

                       SONUS COMMUNICATION HOLDINGS, INC.

                          EOT ACQUISITION CORPORATION

                      EMPIRE ONE TELECOMMUNICATIONS, INC.

                                      AND

                         THE STOCKHOLDERS NAMED HEREIN

                               FOR THE MERGER OF

                         EMPIRE ONE TELECOMMUNICATIONS

                                 WITH AND INTO

                          EOT ACQUISITION CORPORATION

                                TABLE OF CONTENTS

                                                                                                           PAGE
ARTICLE 1 DEFINITIONS1

   Section 1.1  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 1.2  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 2 MERGER; CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

   Section 2.1  Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Section 2.2  Conversion of Target Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Section 2.3  Conversion of Options.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Section 2.4  Issuance of Merger Shares into Escrow Upon Signing of this Agreement. . . . . . . . . . . . 11
   Section 2.5  Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Section 2.6  Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Section 2.7  Release of Escrow Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Section 2.8  Confirmation of Equity Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 2.9  Alex Adelson Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 2.10   Assumption of Debt.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF TARGET AND PRINCIPAL
STOCKHOLDERS        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

   Section 3.1  Organization and Qualification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 3.2  Capital Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 3.3  Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Section 3.4  Subsidiaries; Officers and Directors; Charter and Bylaws. . . . . . . . . . . . . . . . . . 13
   Section 3.5  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Section 3.6  Governmental Approvals and Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Section 3.7  Minute Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Section 3.8  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Section 3.9  Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Section 3.10   No Undisclosed Liabilities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   Section 3.11   Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   Section 3.12   Legal Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   Section 3.13   Compliance with Laws and Orders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   Section 3.14   Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   Section 3.15   Real Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   Section 3.16   Tangible Personal Property.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   Section 3.17   Intellectual Property Rights.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   Section 3.18   Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   Section 3.19   Permits and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   Section 3.20   Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   Section 3.21   Affiliate Transactions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   Section 3.22   Employees, Labor Relations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Section 3.23   Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Section 3.24   Substantial Customers and Suppliers.  . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   Section 3.25   Accounts Receivable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   Section 3.26   Inventory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   Section 3.27   Other Negotiations; Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   Section 3.28   Restrictions on Conduct of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . 28

   Section 3.29   Bank and Brokerage Accounts; Investment Assets  . . . . . . . . . . . . . . . . . . . . . 28
   Section 3.30   Warranties.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   Section 3.31   Business Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   Section 3.32   Investment Representations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   Section 3.33   Certain Practices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
   Section 3.34   Disclosure.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND SONUS . . . . . . . . . . . . . . . . . . . . . 30

   Section 4.1  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
   Section 4.2  Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
   Section 4.3  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
   Section 4.4  Governmental Approvals and Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
   Section 4.5  Capital Structure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
   Section 4.6  Legal Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   Section 4.7  Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   Section 4.8  Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   Section 4.9  No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   Section 4.10   Restrictions on Conduct of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   Section 4.11   Business Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   Section 4.12   Disclosure.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE 5 CERTAIN AGREEMENTS OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

   Section 5.1  Conduct of Business Prior to the Closing. . . . . . . . . . . . . . . . . . . . . . . . . . 34
   Section 5.2  Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   Section 5.3  Reserved. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   Section 5.4  Confidentiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   Section 5.5  Regulatory and Other Authorizations; Consents.  . . . . . . . . . . . . . . . . . . . . . . 38
   Section 5.6  No Solicitation of Offers, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
   Section 5.7  Notice of Certain Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
   Section 5.8  Interim Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   Section 5.9  Principal Stockholders' Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   Section 5.10   Further Action, Related Assets and Properties.  . . . . . . . . . . . . . . . . . . . . . 40
   Section 5.11   Reserved.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   Section 5.12   Publicity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE 6 CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

   Section 6.1  Conditions to Obligations of Target and the Principal Stockholders. . . . . . . . . . . . . 40
   Section 6.2  Conditions to Obligations of Sonus and Acquisition. . . . . . . . . . . . . . . . . . . . . 42

ARTICLE 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . 44

   Section 7.1  Survival of Representations, Warranties, Covenants and Agreements.  . . . . . . . . . . . . 44

ARTICLE 8 INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

   Section 8.1  Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
   Section 8.2  Method of Asserting Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE 9 TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

   Section 9.1  Grounds for Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   Section 9.2  Effect of Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   Section 9.3  Payment of Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE 10 ARBITRATION OF DISPUTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

  Section 10.1  Arbitration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
  Section 10.2  Procedure for Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

ARTICLE 11 MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

   Section 11.1   Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
   Section 11.2   Entire Agreement, Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   Section 11.3   Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   Section 11.4   Cumulative Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   Section 11.5   Waiver.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   Section 11.6   No Assignment, Binding Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   Section 11.7   Invalid Provisions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   Section 11.8   Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
   Section 11.9   Construction.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
   Section 11.10  Counterparts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

                         LIST OF SCHEDULES AND EXHIBITS


                           TARGET DISCLOSURE SCHEDULE

No.      Description
---      -----------

1.1      Permitted Liens
3.1      Jurisdictions in which Target is Qualified to do Business
3.2      Holders of Target Stock
3.4      Subsidiaries (capitalization; qualification); and Directors and Officers of Target and Subsidiaries
3.5      Conflicts, Violations and Breaches
3.6      Governmental Approvals and Filings
3.8      Financial Statements
3.9      Absence of Changes
3.10     Certain Liabilities
3.11     Taxes
3.12     Legal Proceedings
3.14     Plans
3.15     Real Property
3.16     Tangible Personal Property
3.17     Intellectual Property
3.18     Contracts
3.19     Permits and Licenses
3.20     Insurance
3.21     Affiliate Transactions
3.22     Employees; Labor Relations
3.23     Environmental Matters
3.24     Largest Customers and Suppliers
3.29     Bank and Brokerage Accounts; Investment Assets
4.4      Target Governmental Approvals and Filings
6.2(d)   Required Consents - Acquisition Condition
8.1(b)   Personal Guarantees
9.3(g)   Target's Costs and Fees

                           SONUS DISCLOSURE SCHEDULE



No.      Description
---      -----------
4.3      Conflicts, Violations and Breaches
4.4      Governmental Approvals and Filings
4.5      Options
4.6      Legal Proceedings
4.7      Absence of Changes
4.8      Certain Liabilities

                                    EXHIBITS

Exhibit          Description
-------          -----------
Exhibit A1       Certificate of Merger to be filed with the Secretary of State of Delaware

Exhibit A2       Certificate of Merger to be filed with the Department of State of New York

Exhibit B        Merger Shares Escrow Agreement

Exhibit C        Principal Stockholders' Escrow Agreement

Exhibit D        Registration Rights Agreement

Exhibit E        Reserved

Exhibit F        Employment Agreements

Exhibit G        Reserved

                                MERGER AGREEMENT

         This Merger Agreement (this "Agreement"), dated as of November 15, 1999, is entered into by and among Sonus Communication Holdings, Inc., a Delaware corporation ("Sonus"), EOT Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Sonus ("Acquisition"), Empire One Telecommunications, Inc., a New York corporation ("Target"), John K. Friedman ("Friedman"), Paul A. Butler ("Butler"), and Bradley D. Lewis ("Lewis" and, together with Friedman and Butler, the "Principal Stockholders").

                                   BACKGROUND

         The parties to this Agreement desire to merge Target with and into Acquisition at the Effective Time (as defined below), pursuant to which, at the Effective Time: (i) Target will cease to exist and Acquisition will be the surviving corporation following the merger (the "Merger"); (ii) all of the issued and outstanding shares of capital stock of Target will automatically convert into shares of common stock, par value $.0001 per share, of Sonus (the "Sonus Common Stock"), in accordance with the terms and conditions of this Agreement; and (iii) Acquisition will change its name to Empire One Telecommunications, Inc., all in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "AAA" has the meaning ascribed to it in Section 10.1.

         "Acquisition" has the meaning ascribed to it in the forepart of this Agreement.

         "Acquisition Indemnitees" has the meaning ascribed to it in Section 8.1(a).

         "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

         "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with that Person, (b) any other Person that owns or controls five percent (5%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

         "Agreement" means this Merger Agreement, the Exhibits, the Target Disclosure Schedule, the Sonus Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Balance Sheet" has the meaning ascribed to it in Section 3.8.

         "Balance Sheet Date" means September 30, 1999.

         "Books and Records" means all files, documents, instruments, papers, books and records relating to Target and the Subsidiaries, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Permits, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies, audits, reports and plans.

         "Business Combination" means with respect to any Person any (i) merger, amalgamation, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including without limitation a self-tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale (including, without limitation, a bulk sale), dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

         "Business or Condition" means, with respect to any Person, the business, operations, assets, Liabilities, condition (financial or otherwise), results of operations, Assets and Properties and prospects of such Person or its Subsidiaries.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated to close.

         "Certificates of Merger" shall have the meaning ascribed such terms in
Section 2.1 of this Agreement.

         "Claim Notice" means written notification pursuant to Section 8.2(a) of a Third Party Claim as to which indemnity under Section 8.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party and otherwise describing the Indemnified Party's claim against the Indemnifying Party under Section 8.1.

         "Closing" has the meaning ascribed to it in Section 2.5.

         "Closing Date" has the meaning ascribed to it in Section 2.5.

         "Competing Transaction" has the meaning ascribed to it in Section 9.3.

         "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract, commitment or understanding (whether written or oral).

         "Conversion Ratio" has the meaning ascribed to it in Section 2.2.

         "Dispute" has the meaning ascribed to it in Section 10.1.

         "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of an Indemnity Notice.

         "Dollar(s)" or "$" means lawful currency of the United States of America.

         "Effective Time" has the meaning ascribed to it in Section 2.1.

         "Employees" has the meaning ascribed to it in Section 3.14(a).

         "Employment Agreements" means the employment agreements to be executed and delivered on or prior to Closing by the Principal Stockholders in the form of Exhibit F.

         "Environment" means all air, surface water (including, without limitation, navigable waters and ocean waters), groundwater, drinking water supplies, stream sediments or land (including land surface or subsurface), including all fish, wildlife, biota and all other natural resources.

         "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal, penal or civil, pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or Liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) Liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including but not limited to any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal.

         "Environmental Law" means any and all current and future civil, penal and criminal Laws (including administrative and judicial interpretations of these Laws by any Governmental or Regulatory Authority), statutes, ordinances, orders, codes, treaties, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements of or with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the foreign analogies thereof, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance.

         "Environmental Liabilities" means Liabilities of a Person that arise under any Environmental Law, including, but not limited to, all financial responsibility under any Environmental Law for site assessments, investigatory and testing costs, clean-up costs or corrective actions (including, without limitation, for any removal, remedial or other response actions), and any other costs, fines and penalties.

         "Environmental Permit" means any United States federal, state, or local permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

         "Equity Value" means $3,197,493, reflecting the equity value of Target on September 30, 1999, calculated by taking $3,209,119 (the equity value of Target on June 30, 1999) and reducing (or increasing) it, Dollar for Dollar, for (1) increases (decreases) in working capital deficit from June 30, 1999,
(2) increases (decreases) in before tax assets from June 30, 1999, (3) increases (decreases) in working capital required in the ordinary course of business, from $500,000, and (4) increases (decreases) in long-term debt and liabilities from June 30, 1999.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Escrow Agent" means McGuire, Woods, Battle & Boothe LLP.

         "Escrow Amount" has the meaning ascribed to it in Section 2.6.

         "Escrow Shares" has the meaning ascribed to it in Section 2.6.

         "Financial Statements" has the meaning ascribed to it in Section 3.8.

         "GAAP" means United States generally accepted accounting principles (as defined by the United States Financial Accounting Standards Board), consistently applied.

         "Governmental or Regulatory Authority" means (i) the United States of America, any state, commonwealth, territory, city, county, possession, or any other political subdivision or quasi-governmental authority of any of the same, including, but not limited to, any court, tribunal, arbitrator, authority, department, ministry, commission, board, bureau, agency, county, municipality, province, parish and other instrumentality or other regulatory body or entity, and shall include, without limitation, any stock exchange, quotation service, and the National Association of Securities Dealers, and (ii) any foreign (as to the United States of America) sovereign entity, including, but not limited to, nations, states, republics, kingdoms and principalities, any state, province, commonwealth, territory or possession thereof, and any political subdivision, quasi-governmental authority or instrumentality of any of the same.

         "Hazardous Substances" means all contaminants, pollutants, chemicals, deleterious substances, wastes or industrial, toxic or hazardous wastes or substances including, without limitation, petroleum and petroleum products, asbestos in any form that is or could become friable, urea, formaldehyde, foam insulation and transformers or other equipment that contain dielectric fluid levels of polychlorinated biphenyls ("PCBs"), flammable material or radioactive materials (or any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any

Governmental or Regulatory Authority), issued or discharged into the Environment in a greater quantity or concentration than that provided for in any Environmental Law or the presence of which in the Environment is prohibited pursuant to any Environmental Law. For the purposes of this definition, "contaminants" means any solid, liquid or gaseous matter, microorganism, sound, vibration, ray, heat, water, radiation or a combination of any of them that adversely alters the quality of the Environment.

         "Indebtedness" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all capital lease obligations of such Person, (v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers' acceptance or similar instrument, (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person or for which such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, (viii) all obligations of others guaranteed by such Person, and (ix) with respect to any swaps, puts calls, collars, caps or other derivative transactions with respect to or in connection with any of the foregoing.

         "Indemnified Party" means any Person claiming indemnification in accordance with any provision of Article 8.

         "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted in accordance with any provision of Article 8.

         "Indemnity Notice" means written notification pursuant to Section 8.2(c) of a claim for indemnity under Article 8 by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

         "Intellectual Property" means (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iv) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (v) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights provided by international treaties or conventions, (vi) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (vii) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (viii) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ix) copies and tangible embodiments of all the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (xi) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

         "Intellectual Property License Agreements" has the meaning ascribed to it in Section 3.17(a).

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures, limited liability companies and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Target or any Subsidiary.

         "IRS" means the Internal Revenue Service of the United States.

         "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any state, county, province, territory, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Leased Real Property" has the meaning ascribed to it in Section
3.15(a).

         "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any Governmental Authority, including Judgments.

         "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due), including, without limitation, any fines, penalties, judgments, awards, settlements respecting any judicial, administrative or arbitration proceedings, damages, losses, claims or demands with respect to any Law.

         "Liens" means any liens, security interests, valid claims, pledges, deposits, bills of sale, hypothecations, encumbrances of every kind, arrangements for the retention of title and any other restriction, right, interest, power or arrangement of any nature having the purpose or effect of providing security for, or otherwise protecting against default in respect of, the obligations of any Person, other than (i) ad valorem Taxes not currently due and payable, and (ii) purchase money security interests.

         "Loss" means any and all damages, fines, fees, penalties, deficiencies, diminution in value of investment, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation, arbitration or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation all fees and expenses of attorneys incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

         "Merger" means the merger contemplated by this Agreement.

         "Merger Share Certificates" has the meaning ascribed to it in Section 2.2.

         "Merger Shares" means all of the shares of Sonus Common Stock to be issued to the shareholders of Target in connection with the Merger.

         "Merger Shares Escrow Agreement" has the meaning ascribed to it in
Section 2.4.

         "Old Target Certificate" or "Old Target Certificates" has the meaning ascribed to it in Section 2.2.

         "Operative Agreements" means this Agreement, the Merger Shares Escrow Agreement, the Principal Stockholder Escrow Agreement, the Registration Rights Agreement and any other agreements to be entered into in connection with the transactions contemplated by this Agreement.

         "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including without limitation any rights to participate in the equity, income or election of directors or officers of such Person.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Other Stockholders" means holders of capital stock of Target other than the Principal Stockholders.

         "Owned Real Property" has the meaning ascribed to it in Section
3.15(a).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permits" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, contractors, warehousemen, mechanics, materialmen and other similar Persons imposed by applicable Law and incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith and which, in the case of Owned Real Property, shall have been discharged before the Closing; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens specifically identified in the Balance Sheet; (v) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (vi) other Liens set forth in Section 1.1 of the Target Disclosure Schedule; provided, however, that with respect to each of the foregoing clauses (i) through (v), to the extent that any such Lien arose on or prior to the date of the Balance Sheet and relates to, or secures the payment of, a Liability that is required to be accrued under GAAP, such Lien shall not be a Permitted Lien unless adequate accruals for such Liability have been established therefor on such Balance Sheet in conformity with GAAP. Notwithstanding the foregoing, no Lien arising under the Internal Revenuer Code shall be a Permitted Lien.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Personal Guarantees" has the meaning ascribed to it in Section
8.1(b).

         "Plan" means all employee pension plans, any bonus, incentive compensation, deferred compensation, profit sharing, retirement, savings, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, medical, dental, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy, program or arrangement of any kind providing money (other than as current salary or wages), services, property or other benefits, written or oral, funded or unfunded, and including all that have been frozen or terminated, and all trust, escrow or similar agreements related thereto, funded or unfunded, which are maintained by Target or any Subsidiary with respect to any of its present or former employees, independent contractors, directors, officers or shareholders or with respect to which Target or any Subsidiary has made or is required to make payments, transfers or contributions or is required to administer and make regulatory filings.

         "Principal Stockholder" or "Principal Stockholders" has the meaning ascribed to it in the forepart of this Agreement.

         "Principal Stockholders' Escrow Agreement" has the meaning ascribed to it in Section 2.6.

         "Principal Stockholder Indemnitees" has the meaning ascribed to it in
Section 8.1 (b).

         "Real Property Leases" has the meaning ascribed to it in Section
3.15(a).

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

         "Release Date" has the meaning ascribed to it in Section 2.7.

         "Representatives" means, with respect to any Person, such Person and its Affiliates and each of their respective officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

         "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of an Arbitration Notice.

         "Sale" has the meaning ascribed to it in Section 5.6(a).

         "Securities Act" means the (United States) Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Site" means any of the real properties currently or previously owned, leased or operated by Target or any Subsidiary, any predecessors of Target or any Subsidiary or any entities previously owned by Target or any Subsidiary, including all soil, subsoil, surface waters and groundwater thereat.

         "Sonus Common Stock" means the common stock of Sonus, par value $.0001 per share.

         "Sonus Disclosure Schedule" means the schedules delivered to Principal Stockholders by or on behalf of Sonus.

         "Stockholder Indebtedness" has the meaning ascribed to it in Section 2.11.

         "Subsidiary" means, with respect to Target or Sonus (i) those corporations identified by name in Section 3.4 hereof or Section 3.4 of the Target Disclosure Schedule with respect to Target, or Section 4.3 hereof or
Section 4.3 of the Sonus Disclosure Schedule with respect to Sonus, (ii) any other corporation as to which more than ten percent (10%) of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by Target or Sonus, as the case may be and/or by one or more of Target's or Sonus' Subsidiaries, and (iii) any partnership, joint venture or other similar relationship between Target or Sonus (or any Subsidiary thereof), as the case may be and any other Person (whether pursuant to a written agreement or otherwise) and any limited liability company, in each case if Target or Sonus, as the case may be has a ten percent (10%) or more equity interest therein.

         "Target" has the meaning ascribed to it in the forepart of this Agreement (and, unless the context otherwise requires, shall include any predecessor of Target).

         "Target Disclosure Schedule" means the schedules delivered to Acquisition and Sonus by or on behalf of Target and the Principal Stockholders.

         "Target Share" or "Target Stock" has the meaning ascribed to it in
Section 2.2.

         "Tax" or "Taxes" means all United States and foreign federal, state, territorial, provincial or local net or gross income, gross receipts, net proceeds, sales, use, franchise, ad valorem, real or personal property (tangible and intangible), value added, transfer, franchise, stamp, leasing, lease, user, transfer, fuel, excess profits, undistributed profits, windfall profits, blank share, issued share, bearer share, capital stock, customs duties, recapture, license, employee income withholding, dividend withholding, interest withholding, other withholding, payroll, employment, unemployment, social security, pension, health, old age security, unemployment, excise, property, disability, severance, alternative or add-on minimum, environmental, or other taxes, assessments, duties, fees, levies or other charges of any nature whatever imposed by any Governmental Authority, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Tax Returns" means any United States, and foreign federal, state, territorial, provincial or local returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "Taxing Authority" means the IRS and any governmental agency, board, bureau, body, department or authority of any United States federal, state, territorial, provincial or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         "Third Party Claim" has the meaning ascribed to it in Section 8.2(a).

         "Warranty Obligations" has the meaning ascribed to it in Section 3.30.

     SECTION 1.2 INTERPRETATION. As used in this Agreement, the word "including" means without limitation; the word "or" is not exclusive; and the words "herein", "hereof', "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Any reference to any applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder unless the context otherwise requires. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; and (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified through the date hereof unless the context otherwise requires and thereafter from time to time to the extent permitted by this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The Table of Contents and titles to Articles and headings of Sections or Schedules are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

                                   ARTICLE 2
                                MERGER; CLOSING

     SECTION 2.1 MERGER. At the time both of the Certificates of Merger attached hereto as Exhibit A1 and Exhibit A2 (the "Certificates of Merger") have been properly filed with the appropriate Delaware and New York authorities and accepted thereby (the "Effective Time"), Target shall merge with and into Acquisition. Acquisition will be the surviving corporation following the Merger and the separate existence of Target shall cease, except insofar as continued by statute, all in accordance with the Certificates of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law, Section 906 of the New York Business Corporation Law, and in this Agreement.

     SECTION 2.2 CONVERSION OF TARGET SHARES. At the Effective Time, each one (1) share of common stock of Target, par value $.0001 per share, issued and outstanding at the Effective Time (each such share being collectively referred to herein as a "Target Share" and collectively the "Target Stock"), shall be automatically converted, by operation of law, into that number of shares of Sonus Common Stock as is equal to one (1) multiplied by a fraction (the "Conversion Ratio"), the numerator of which is the Equity Value divided by three (3), and the denominator of which is 159,250, without any further act on the part of the holder thereof, Target or Sonus. In the event the foregoing calculation and conversion would result in the issuance of a fraction of a share to any Target stockholder, the number of shares of Sonus Common Stock to be issued such Target stockholder in the Merger shall be rounded up to the nearest whole number. No other property, shares, other securities or consideration of any type will be distributed or issued in connection with or as a result of the Merger. At the Effective Time, Acquisition shall assume all of the rights and obligations of Target. All stock certificates issued by Target and representing any Target Shares (each an "Old Target Certificate" and collectively the "Old Target Certificates"), shall be deemed from and after the Effective Time to represent such number of shares of Sonus Common Stock as is equal to the number of Target Shares represented by such Old Target Certificate immediately prior to the Effective Time multiplied by the Conversion Ratio and, upon surrender of any Old Target Certificate by holders thereof to Sonus, such holders shall be entitled to one or more new stock certificates to be issued by Sonus representing such number of shares of Sonus Common Stock (the "Merger Share Certificates").

     SECTION 2.3          RESERVED.

     SECTION 2.4 ESCROW OF MERGER SHARES. Concurrently with the execution and delivery of this Agreement, Sonus shall execute and deliver the Merger Shares Escrow Agreement in substantially the form attached hereto as Exhibit B. Within five (5) days after the execution and delivery of the Merger Shares Escrow Agreement, Sonus shall cause the Merger Shares to be issued and deposited into escrow with its counsel in accordance with the Escrow Agreement attached hereto as Exhibit B (the "Merger Shares Escrow Agreement").

     SECTION 2.5 CLOSING. The closing (the "Closing") of the Merger and the transactions contemplated hereby will take place at the offices of McGuire, Woods, Battle & Boothe LLP, Seven Saint Paul Street, Baltimore, Maryland 21202, at 10:00 A.M. local time, on the third Business Day following the date on which the last of the conditions set forth in Sections 6.1 and 6.2 have been satisfied or waived by the party or parties entitled to waive the same (the date and time of the Closing are herein referred to as the "Closing Date"). At Closing: (i) Target and Acquisition shall execute and deliver the Certificates of Merger substantially in the form attached hereto as Exhibit A1 and Exhibit A2, (ii) Sonus and each of the Principal Stockholders shall execute and deliver a Principal Stockholders' Escrow Agreement in substantially the form attached hereto as Exhibit C, (iii) Sonus shall execute and, within 5 days thereafter, deliver the Registration Rights Agreement in substantially the form attached hereto as Exhibit D to each of the Principal Stockholders and each of the Other Stockholders having properly elected to receive registration rights,
(iv) Acquisition and each of the Principal Stockholders shall execute and deliver the Employment Agreements in substantially the form attached hereto as Exhibit F, (v) Acquisition shall file the Certificates of Merger with the Secretary of State of Delaware and the Department of State of New York, (vi) Sonus shall cause the Merger Shares to be delivered to the stockholders of Target set forth in Section 3.2 of the Target Disclosure Schedule in the respective amounts set forth opposite their name thereon in accordance with this Agreement (except for the Escrow Shares), and (vii) there shall also be delivered by Sonus, Acquisition, Target and the Principal Stockholders the certificates and other agreements, documents and instruments to be delivered pursuant to Sections 6.1 and 6.2 hereof.

     SECTION 2.6 PRINCIPAL STOCKHOLDERS' ESCROW. On the Closing Date upon receipt of their Merger Shares, the Principal Stockholders, as collateral security for any Liability of the Principal Stockholders to Acquisition or Sonus under this Agreement shall deposit with the Escrow Agent that number of Merger Shares as is equal to fifteen percent (15%) of the Merger Shares into which their Target Shares are convertible in connection with the Merger (the "Escrow Shares"), and the indemnification provided in Section 8.1(a) shall be limited to the value of the Escrow Shares as herein calculated.

     SECTION 2.7 RELEASE OF ESCROW SHARES. The Escrow Shares shall be held by the Escrow Agent until Target's audited financial statements covering fiscal years 1999 and 2000 are delivered to Sonus and thereafter as provided in the Principal Stockholders Escrow Agreement (the "Release Date"). The Escrow Shares shall be released on the Release Date in accordance with the Principal Stockholders' Escrow Agreement provided there are no claims, Actions or Proceedings initiated against Target or the Principal Stockholders, as the case may be, alleging that either Target or the Principal Stockholders (i) is then in breach of the terms of this Agreement or (ii) was in breach of this Agreement prior to the Release Date and such breach remained uncured in excess of ten (10) days after written notice of such breach was received from Sonus. On the Release Date, if and to the extent that there is any Action or Proceeding alleging that Target or any of the Principal Stockholders is in breach of this Agreement or was in breach prior to the Release Date beyond the cure period provided in this Section 2.7, and damages alleged in such Action or Proceeding (together with all costs, fees (including reasonable attorneys' fees) and other expenses expected to be incurred by Sonus or Acquisition in its reasonable determination) exceed the amount of Thirty-Seven Thousand Five Hundred Dollars ($37,500), the Escrow Agent shall retain and hold the Escrow Shares in accordance with the terms of the Principal Stockholders' Escrow Agreement as security pending the final determination of all such Actions or Proceedings, and the Escrow Shares shall be cancelled (based upon a price of $3.00 per share) in satisfaction of any amounts to which Sonus becomes entitled in respect of any such Action or Proceeding.

     SECTION 2.8 CONFIRMATION OF EQUITY VALUE. In connection with the calculation of Equity Value on the Balance Sheet Date, Target shall afford Sonus, Acquisition and their Representatives reasonable access to all books, records and work papers used by Target to prepare the Balance Sheet or otherwise necessary for Sonus' or Acquisition's Representatives to conduct their review of the Balance Sheet.

     SECTION 2.9 ALEX ADELSON OPTIONS. At Closing, Alex Adelson shall receive options or warrants to purchase up to thirty thousand (30,000) shares of Sonus common stock at an exercise price of Three Dollars ($3.00) per share, vesting upon issuance, which may be exercised on a cashless basis. Such options shall terminate on the seventh anniversary of the Closing Date.

     SECTION 2.10 ASSUMPTION OF DEBT. Acquisition will assume all Indebtedness disclosed in Target's Financial Statements except for Indebtedness of Target to Principal Stockholders or other holders of Target Stock or their respective affiliates (the "Stockholder Indebtedness"). The Stockholder Indebtedness will be cancelled by each such Principal Stockholder or holder of Target Stock prior to the Closing Date.

                                   ARTICLE 3
      REPRESENTATIONS AND WARRANTIES OF TARGET AND PRINCIPAL STOCKHOLDERS

         As an inducement to Sonus and Acquisition to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in the Target Disclosure Schedule (with Section references corresponding to those set forth below), Target and each of the Principal Stockholders hereby represents, warrants, covenants and agrees, jointly and severally (except with respect to representations and warranties relating or pertaining specifically to the Principal Stockholders, which are made by each Principal Stockholder as to himself only) to Sonus and Acquisition as follows:

     SECTION 3.1 ORGANIZATION AND QUALIFICATION. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Target is duly qualified, licensed or admitted to do business and is in good standing in the jurisdictions listed in
Section 3.1 of the Target Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. The business now being conducted by Target or any Subsidiary has not been conducted under any other name.

     SECTION 3.2 CAPITAL STOCK. The authorized capital stock of Target consists of 1,000,000 shares of common stock, par value $.0001 per share. The only issued and outstanding shares of capital stock are the 159,250 shares of Target Stock, all of which are validly issued, fully paid and nonassessable, and the issuance thereof was in compliance with all applicable Laws. Except for such Target Stock, no shares of the capital stock of Target have been issued or reserved for issuance. There are no outstanding Options relating to the capital stock of Target or agreements, arrangements or understandings to issue Options relating to the capital stock of Target and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Target's capital stock or any Options. The Principal Stockholders are the record and beneficial owners of the Target Shares set forth in Section 3.2 of the Target Disclosure Schedule, free and clear of all Liens except as set forth in Section
3.2 of the Target Disclosure Schedule. Section 3.2 of the Target Disclosure Schedule sets forth a true, correct and complete list of all holders of Target Stock and, with respect to each such holder, the number of shares of Target Stock held by such holder.
The share ledger of Target accurately reflects all issuances and transfers of Target's capital stock since the incorporation of Target.

     SECTION 3.3 AUTHORITY. Target and each of the Principal Stockholders represents, severally but not jointly, that (i) he and Target have the full legal capacity to execute and deliver this Agreement and the Operative Agreements to which he or Target is a party and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by him and Target and the consummation by him and Target of the transactions contemplated hereby and thereby have been duly and validly approved by such Principal Stockholder and Target, and no other action on the part of any of such Principal Stockholder or Target is necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements and the consummation by him and Target of the transactions contemplated hereby and thereby (except for the approval of Target's stockholders); (iii) this Agreement has been duly and validly executed and delivered by Target and such Principal Stockholder and this Agreement constitutes, and each of the Operative Agreements to which Target or such Principal Stockholder is a party (when so executed and delivered) will constitute, legal, valid and binding obligations of such Principal Stockholder and Target enforceable against him and Target in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

  SECTION 3.4          SUBSIDIARIES; OFFICERS AND DIRECTORS; CHARTER AND BYLAWS.

                 (a) Section 3.4 of the Target Disclosure Schedule lists the name of each Subsidiary of Target. The Subsidiaries are EOT Telecommunications of Canada, Inc., a New Brunswick corporation and Empire One Power, Inc., a New York Corporation. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Province of New Brunswick and the State of New York, respectively, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Property. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in the jurisdictions listed in Section 3.4 of the Target Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties or the conduct or nature of its business makes such qualification, licensing or admission necessary. Section 3.4 of the Target Disclosure Schedule lists for each Subsidiary the amount of its authorized and outstanding capital stock. All of the outstanding capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, are wholly owned, beneficially and of record, by Target, in each case free and clear of all Liens. There are no outstanding Options with the respect to the capital stock of any Subsidiary or agreements, arrangements or understandings to issue Options with respect to the capital stock of any Subsidiary and there are no preemptive rights, agreements, arrangements or understandings to issue preemptive fights with respect to the issuance or sale of any capital stock of any Subsidiary. Except for the Subsidiaries, Target and the Subsidiaries hold no equity, partnership, limited liability company, joint venture or other interest in any Person.

                 (b) The name of each director and officer of Target and each Subsidiary on the date hereof, and the position with Target and the Subsidiaries, are listed in Section 3.4 of the Disclosure Statement.

                 (c) Target has, prior to the execution of this Agreement, delivered to Sonus and Acquisition true and complete copies of the Certificate or Articles of Incorporation and Bylaws of Target and each Subsidiary.

     SECTION 3.5 NO CONFLICTS. Each of the Principal Stockholders represents and warrants that the execution and delivery by such Principal Stockholder and Target of this Agreement do not, and the execution and delivery by such Principal Stockholder and Target of the Operative Agreements to which either of them is a party, the performance by Target and such Principal Stockholder of his and its respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

                 (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate or Articles of Incorporation or Bylaws of Target or any of the Subsidiaries or of any agreement of the shareholders of Target or any Subsidiary;

                 (b) subject to obtaining the consents and approvals and making the filings and giving the notices referred to in Section 3.6 below or described in Section 3.6 of the Target Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Target, any of its Subsidiaries or any of their respective Assets and Properties; or

                 (c) except as described in Section 3.5 of the Target Disclosure Schedule, (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Target, any of the Subsidiaries or such Principal Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to, any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Target Shares or any of the Subsidiaries or any of their respective Assets and Properties under, any Contract or Permit to which Target, any Subsidiary or such Principal Stockholder is a party or by which any of their respective Assets and Properties is bound.

     SECTION 3.6 GOVERNMENTAL APPROVALS AND FILINGS. Except as described in Section 3.6 of the Target Disclosure Schedule, no permits, consents or approvals by, or filing with or notice to, any federal, provincial, territorial, local or foreign Governmental Authority, as applicable, including, without limitation, any consents or approvals under the applicable United States federal or foreign investment laws and other federal, provincial, territorial, local or foreign competition and antitrust laws and under any Environmental Law, is required on the part of Target, any of the Subsidiaries or any of the Principal Stockholders in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which he, she or it is a party or the consummation of transactions contemplated hereby or thereby.

     SECTION 3.7 MINUTE BOOKS AND RECORDS. The minute books and other similar records of Target and the Subsidiaries provided to Sonus or Acquisition prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of Target and the Subsidiaries.

     SECTION 3.8 FINANCIAL STATEMENTS Attached hereto as Section 3.8 of the Target Disclosure Schedule are true and complete copies of the consolidated balance sheets of Target and the Subsidiaries as of the Balance Sheet Date (the "Balance Sheet") and as of December 31, 1998 and the related consolidated statements of operations and cash flow for such year then ended, with the audit report thereon of Target's accountants (the "Audited Financials" and, together with the Balance Sheet, the "Financial Statements"). The Financial Statements are true and correct in all material respects and were (i) prepared from the books of account or other financial records of Target and the Subsidiaries, (ii) prepared in accordance with GAAP consistently applied throughout the periods involved, and (iii) fairly present the consolidated financial condition, results of operations and cash flow of Target and the Subsidiaries on a consolidated basis as of the dates thereof and for the periods covered thereby.

     SECTION 3.9          ABSENCE OF CHANGES.  Except as set forth in Section
3.9 of the Target Disclosure Schedule, since the Balance Sheet Date, Target and the Subsidiaries have been operated in the ordinary course of business consistent with past practice and there has not been any material adverse change, or any event or development which, individually or together with other such events or developments, could reasonably be expected to result in a material adverse change, in the Business or Condition of Target. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except as disclosed in Section 3.9 of the Target Disclosure Schedule, there has not occurred since the Balance Sheet Date:

                 (a) any amendment or change to the Articles or Certificate of Incorporation of Target or any of the Subsidiaries or their respective Bylaws;

                 (b) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Target, or any direct or indirect redemption, purchase or other acquisition by Target or any Subsidiary of any such capital stock of Target;

                 (c) any authorization, issuance, sale or other disposition by Target or any Subsidiary of any shares of capital stock of Target or any Subsidiary, or any Option relating to such capital stock or any modification or amendment of any right of any holder of any outstanding shares of capital stock of Target or any Subsidiary;

                 (d) (i) any payment of a regular, special or year end bonus to any employee or officer or director of Target or any Subsidiary, or any increase in salary, rate of commissions or rate of consulting fees of any director, officer, employee or consultant of Target or any Subsidiary, other than salary increases to non-management employees in the ordinary course of business and consistent with past practices; (ii) any payment of consideration of any nature whatsoever (other than salary, commissions or consulting fees paid in the ordinary course of business consistent with past practices) to any officer, director, stockholder (including the Principal Stockholders), employee or consultant of Target or any Subsidiary; (iii) any establishment or modification of (A) targets, goals, pools, formula or similar provisions under any Plan, employment contract or other employee compensation arrangement of Target or any Subsidiary, or (B) salary ranges, guidelines or similar provisions in respect of any Plan, employment contract or other employee compensation arrangement of Target or any Subsidiary; (iv) any grant of any severance, continuation or termination pay to any director, officer, stockholder (including the Principal Stockholders) or employee of Target or any Subsidiary; or (v) any adoption, entering into, amendment, modification or termination (partial or complete) of any Plan or employment contract of Target or any Subsidiary;

                 (e) (i) incurrences by Target or any Subsidiary of Indebtedness or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Target or any Subsidiary under, any Indebtedness of or owing to Target or any Subsidiary;

                 (f) any change in or incurrence of any Liability of Target or any Subsidiary other than in the ordinary course of business consistent with past practices;

                 (g) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of Target or any Subsidiary in an aggregate amount exceeding Fifteen Thousand Dollars ($15,000);

                 (h) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of Target or any Subsidiary in an aggregate amount exceeding Fifteen Thousand Dollars ($15,000);

                 (i) any purchase of any Assets and Properties of any Person or any sale, license or other disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of Target or any Subsidiary, other than acquisitions or dispositions in the ordinary course of business of Target or any Subsidiary consistent with past practice and the terms of this Agreement and the Operative Agreements;

                 (j) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Target Disclosure Schedule pursuant to Section 3.18, (ii) any Permit held by Target or any Subsidiary, or (iii) any Intellectual Property owned, held or used by Target or any Subsidiary;

                 (k) any capital expenditures or commitments for additions to property, plant, equipment or Intellectual Property of Target or any Subsidiary in an aggregate amount exceeding Fifteen Thousand Dollars ($15,000);

                 (l) any commencement or termination by Target or any Subsidiary of any line of business;

                 (m) any transaction by Target or any Subsidiary with any officer, director, stockholder (including any Principal Stockholder), Affiliate or Associate of Target or any Subsidiary, other than pursuant to any Contract in effect on the Balance Sheet Date and disclosed to Acquisition pursuant to
Section 3.18(a)(viii) or other than pursuant to any contract of employment listed pursuant to Section 3.18(a)(I) of the Target Disclosure Schedule;

                 (n) the commencement or notice or threat of commencement of any lawsuit or proceedings against, or investigation of, Target or any Subsidiary or their affairs which could reasonably be expected to have a material adverse effect on Target or any Subsidiary or their respective business or financial condition;

                 (o) any notice of any claim of ownership by a third party of the Intellectual Property of Target or any Subsidiary or notice of infringement by Target or any Subsidiary of any third party's Intellectual Property rights;

                 (p) any change in pricing or royalties set or charged by Target or any Subsidiary to clients, customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property to Target or any Subsidiary;

                 (q) any loan or advance by Target or any Subsidiary to any Person or entity, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practice;

                 (r) any change in the accounting methods or procedures of Target or any Subsidiary;

                 (s) any other material transaction involving Target or any Subsidiary outside the ordinary course of business consistent with past practice; or

                 (t) any entering into of an agreement to do or engage in any of the foregoing, including without limitation with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

     SECTION 3.10 NO UNDISCLOSED LIABILITIES. Except as specifically reflected or reserved against in the Balance Sheet or as described in Section
3.10 of the Target Disclosure Schedule, there are no Liabilities of, relating to or affecting Target or any Subsidiary or any of their respective Assets and Properties (whether or not required to be reflected in financial statements in accordance with GAAP), other than Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and in accordance with the provisions of this Agreement and the Operative Agreements, which in the aggregate are not material to the Business or Condition of Target and are not for tort or for breach of contract.

     SECTION 3.11         TAXES.

                 (a) All Tax Returns (including, without limitation, all United States federal, state, local and other applicable income, goods and services, and sales Tax Returns) required to have been filed by or with respect to Target or any Subsidiary have been duly and timely filed, and such Tax Returns shall be duly and timely filed through the period from the date hereof to the Closing Date, unless extensions have been granted or the Taxes are being contested in good faith. Each such Tax Return correctly and completely reflects the Tax Liability and all other information required to be reported thereon. All Taxes due and payable by Target or any Subsidiary have been paid (whether or not shown on any Tax Return), including all payments of estimated Taxes (taking into account any duly obtained extensions).

                 (b) The provisions for Taxes due by Target and the Subsidiaries (including those for which Tax Returns are not yet required to be filed) in the Financial Statements for the period ended on the date of the Balance Sheet are sufficient for all unpaid Taxes of Target and the Subsidiaries.

                 (c) Except as set forth in Section 3.11 of the Target Disclosure Schedule, neither Target nor any Subsidiary is a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by any jurisdiction in which Target or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                 (d) Target and the Subsidiaries have withheld or deducted all Taxes required by Law to have been withheld or deducted in connection with amounts paid or owing to any present or former employee, officer, director, shareholder, creditor, licensor, licensee, distributor, independent contractor or other third party, and Target and the Subsidiary have duly paid all amounts so withheld or deducted to the proper recipients thereof within the times and in the manner required by such Laws.

                 (e) Section 3.11 of the Target Disclosure Schedule indicates those Tax Returns, if any, of Target or any Subsidiary that has been audited by IRS or and any other Taxing Authorities, and indicates those Tax Returns of Target and the Subsidiaries that are currently the subject of audit. No deficiencies, adjustments or changes in assessments for any Taxes have been proposed, asserted or assessed against Target or any of the Subsidiaries, and neither Target nor any Subsidiary expect any Taxing Authority to assess additional Taxes against or in respect of it for any past period. Except as disclosed in Section 3.11 of the Target Disclosure Schedule, (i) there are no investigations, examinations, reassessments, claims, actions, suits or proceedings threatened or pending against Target or any Subsidiary in respect of any Taxes, nor are there any matters under discussion with the IRS or any other Taxing Authorities relating to any Taxes imposed, levied or assessed by any such Taxing Authority; and (ii) there is no dispute concerning any Tax Liability of Target or any Subsidiary either threatened, claimed or raised by any Taxing Authority or of which Target, any Subsidiary or any Principal Stockholder is or reasonably should be aware. There are no Liens for Taxes upon the Assets or Properties of Target or any Subsidiary. The Principal Stockholders have delivered to Sonus complete and correct copies of all federal, state, local and foreign income Tax Returns filed by Target and the Subsidiaries and all Tax examination reports since 1995. No issue has been raised since that date by the IRS or any other Taxing Authority in any audit of Target or any of the Subsidiaries which, by application of similar principles, could be expected to result in a material proposed deficiency for any period not yet audited or for periods under audit.

                 (f) Neither Target nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                 (g) Neither Target nor any Subsidiary has received any written ruling related to Taxes or entered into any written and legally binding agreement with the IRS or any other Taxing Authority relating to Taxes.

                 (h) Neither Target nor any Subsidiary has any Liability for Taxes of any Person other than Target and the Subsidiaries (i) as a transferee or successor, (ii) by reason of Section 1.1502-6 of the United States Treasury Regulations or any similar provision of any other Law, (iii) by contract or (iv) otherwise.

                 (i) Neither Target nor any Subsidiary has been a member of a consolidated, combined, affiliated or unitary group (other than a group consisting of Target and the Subsidiaries) and neither Target nor any Subsidiary has filed or consented to the filing of any federal, state, or local consolidated, combined, affiliated or unitary or similar return with any entity other than Target and the Subsidiaries. Neither Target nor any Subsidiary is a party to or is bound by any obligations under any Tax sharing, Tax indemnity or similar agreement or arrangement. Neither Target nor any Subsidiary is a party to any joint venture, partnership or other arrangement that is treated as a partnership for any federal, state, or local Tax purposes.

                 (j) Neither Target nor any Subsidiary has made any payments, or is obligated to make any payments, or is a party to any Contract that could, contingently or otherwise, obligate it to make any payment that would, pursuant to Section 280G of the Internal Revenue Code, not be deductible, except as otherwise provided in this Agreement or as otherwise disclosed in Section 3.11 of the Target Disclosure Schedule.

                 (k) Neither Target nor any Subsidiary has filed a consent under Section 341(f) of the Code.

                 (l) Neither Target nor any Subsidiary is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

     SECTION 3.12         LEGAL PROCEEDINGS

                 (a) Except as disclosed in Section 3.12(a) of the Target Disclosure Schedule (with paragraph references corresponding to those set forth below):

                          (i)        there are no Actions or Proceedings
pending or, to the knowledge of Target, any Subsidiary or any Principal Stockholder, threatened against, relating to or affecting Target, any Subsidiary or any Principal Stockholder (in his, her or its capacity as a stockholder of Target), or any of their respective Assets and Properties or this Agreement and the transactions contemplated hereby which does or could reasonably be expected, individually or in the aggregate, to have a material adverse effect on Target or any Subsidiary or their respective business or financial condition;

                          (ii)    there are no facts or circumstances known to
Target, any Subsidiary or any Principal Stockholder that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) (i) above; and

                          (iii)   neither Target, any Subsidiary nor any
Principal Stockholder has received notice, or is aware, of any Orders outstanding against Target, any Subsidiary or any Principal Stockholder (relating to Target, any Subsidiary or this Agreement).

     SECTION 3.13 COMPLIANCE WITH LAWS AND ORDERS. Neither Target nor any Subsidiary is, nor has Target or any Subsidiary been at any time, in material violation of or in material default under any Law or Order applicable to Target, any Subsidiary or any of their respective Assets and Properties. In furtherance and not limitation of the foregoing, neither Target nor any Subsidiary has violated any federal, provincial or territorial or United States securities Law in connection with the offer, sale or purchase of any securities.

     SECTION 3.14         PLANS.

                 (a)      Set forth in Section 3.14(a) of the Target Disclosure
Schedule is a complete and correct list of all Plans maintained or contributed to by Target or any Subsidiary, Plans pursuant to which Target or any Subsidiary may have any Liability, and Plans covering employees or former or retired employees of Target or any Subsidiary ("Employees") with respect to their employment with Target and the Subsidiaries. Except as disclosed in
Section 3.14(a) of the Target Disclosure Schedule, each Plan is in writing and true and complete copies of such Plans and any trust, custodial or other funding agreement, including all amendments thereto relating to such Plans, have heretofore been delivered to Sonus.

                 (b) As to each of the Plans that is a retirement, savings or other pension plan as defined in Section 3(2) of ERISA, Target has complied, in all material respects, with all applicable laws and regulations in administering such plans, including specifically the provisions of ERISA and the qualification provisions of Section 401 of the Internal Revenue Code. No non-exempt prohibited transaction, as defined in Section 4975 of the Internal Revenue Code, has occurred with respect to any such Plans and no such Plan has incurred any accumulated funding deficiency, as defined in Section 412 of the Internal Revenue Code, whether or not waived. There has not been, with regard to any such Plan, any reportable event, as defined in Section 4043(b) of ERISA, that is required to be reported to the PBGC by law or regulation. The fair market value of the assets of each such Plan that is subject to Title IV of ERISA equals or exceeds the present value of all benefits accrued under such Plan, whether or not vested, based on the actuarial assumptions that would be used by the PGBC if the Plan were terminated as of the date of this Agreement and as of the Closing Date. As to each of the Plans that is a health, severance, insurance, disability and other employee welfare Plan, and all other employee benefit plans and programs as defined in Section 3(1) of ERISA (including without limitation the plans listed in Section 3.14(a)), Target has complied, in all material respects, with all applicable laws and regulations in the administration thereof including, without limitation, the provisions of ERISA when applicable. Target has not terminated any Plan or incurred any material liability to the PBGC under Title IV of ERISA and, to the knowledge of each of the Principal Stockholders, no condition exists that could reasonably be expected to cause Acquisition or Sonus to incur any such liability. All premiums payable to the PBGC have been paid when due.

                 (c) All required employer contributions, premium payments and source-deducted Employee contributions under the Plans have been made or will be timely made and remitted to the funding agents thereunder. All such contributions to the Plans for any period ending before the Closing Date that are not yet, but will be, required to be made, are properly accrued and reflected on the Balance Sheet or are disclosed in Section 3.14 (c) of the Target Disclosure Schedule. No oral or written promise, commitment or representation has been made by any Principal Stockholder, Target or any Subsidiary (i) to amend any of the Plans or to provide increased benefits thereunder to any of Target's or any Subsidiary's present or former employees, independent contractors, directors, officers or shareholders, except pursuant to the requirements, if any, of the Plans or any collective bargaining agreements, (ii) to establish any new Plans, or (iii) to fund or continue any Plan beyond the Closing Date. Except as set forth in Section 3.14 (c) of the Target Disclosure Schedule, each Plan can be terminated on the Closing Date without making any additional contribution to such Plan other than normal contributions with respect to the current plan year.

                 (d) Except as set forth in Section 3.14(d) of the Target Disclosure Schedule, each Plan has been maintained, operated and administered in compliance with its terms and all related documents or agreements and in compliance with all applicable Laws, and all filings required to be made with any Governmental or Regulatory Authority with respect to each Plan have been duly and timely filed, including without limitation annual reports on Form 5500 Series. Any non-compliance or failure properly to administer a Plan or related trust or fund has not exposed such Plan or related trust or fund or Target or any Subsidiary, nor could it result in any exposure of Acquisition or Sonus, to any Taxes, penalties or Liabilities to any Person, or expose the Plan to disqualification or the trust or fund to loss of tax exempt status.

                 (e) There is no pending or threatened claim (other than claims for benefits in the ordinary course), assessment, complaint, proceeding or investigation of any kind before any Governmental or Regulatory Authority with respect to any Plan.

                 (f) All insurance premiums required with respect to any Plan up to the Closing Date have been or shall be paid on or prior to the Closing Date, and, with respect to any such insurance policy, there shall be no Liability of either Target, any Subsidiary or Acquisition or Sonus in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent Liability arising wholly or partially out of events occurring prior to the Closing Date.

                 (g) All benefits, expenses and other amounts due and payable to or under any Plan, and all contributions, transfers or payments required to be made to any Plan, have been paid when due.

                 (h) No Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other then (i) coverage mandated by Law, (ii) death or retirement benefits under any Plan that is a pension plan as defined in Section 3(2) of ERISA, or (iii) deferred compensation benefits reflected on the books of Target or any Subsidiary and described in Section 3.14(h) of the Target Disclosure Schedule.

                 (i) Neither Target, any Subsidiary nor any Plan has agreed to guarantee or indemnify the performance of any Person with respect to any Plan.

                 (j) Except with respect to the issuance of options to Adelson in accordance with this Agreement, as a result of the merger of Target into Acquisition, neither Target, any Subsidiary, Acquisition nor Sonus shall be obligated to make a payment to any individual with respect to severance or compensation for personal services (other than salary and benefits at current rates for services performed),





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
nor shall any benefit under any Plan be accelerated or become vested, including without limitation any Options or similar rights to stock.

     SECTION 3.15         REAL PROPERTY.

                 (a) Section 13.15(a) of the Target Disclosure Schedule contains a true and correct list of (i) all real property owned by Target ("Owned Real Property"), (ii) all real property leased, subleased or otherwise occupied by Target or any Subsidiary (as lessor or lessee), together with a brief description of the terms thereof (the "Leased Real Property", and the leases relating thereto are herein called the "Real Property Leases", and the Leased Real Property and Owned Real Property collectively the "Real Property"), and (iii) all Liens relating to or affecting all or any of the Real Property Leases. Neither Target nor any Subsidiary owns, nor has it ever owned, any real property.

                 (b) Target and each of the Subsidiaries has fee simple title in and to, and is the record owner of, the Owned Real Property, free of any Lien other than Permitted Liens. Subject to the terms of the Real Property Leases and except as set forth in Section 3.15 of the Target Disclosure Schedule, Target and each of the Subsidiaries has a valid and subsisting leasehold estate in and the right to quiet enjoyment of each of the Leased Real Properties leased by it for the full term of the lease thereof. Each Real Property Lease is in full force and effect and is a legal, valid and binding agreement, enforceable in accordance with its terms against the parties thereto, and except as set forth in Section 3.15(b) of the Target Disclosure Schedule, there is no, nor has Target, any Subsidiary or any Principal Stockholder received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither Target nor any Subsidiary owes brokerage, commissions or finders fees with respect to any such Real Property Lease or Leased Real Property, except to the extent that Target or a Subsidiary may renew the term of any such Real Property Lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for premises similar to those leased, given their intended use and terms. Neither Target nor any Subsidiary has assigned, sublet, transferred, hypothecated or otherwise disposed of any interest in any Real Property Lease.

                 (c) Target has delivered to Sonus prior to the execution of this Agreement true and complete copies of all Real Property Leases (including any amendments and renewal letters).

                 (d) The improvements on the Leased Real Property subject to the Real Property Leases and on the Owned Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used.

                 (e) Except as disclosed in Section 3.15(e) of the Target Disclosure Schedule, neither Target, any Subsidiary nor any Principal Stockholder has received notice of any pending zoning or other land use regulation Actions or Proceedings nor has any knowledge of any proposed change in any applicable Laws, which could reasonably be expected to detrimentally affect the use or operation of any Real Property, nor has any such party received notice of any special assessment proceedings affecting the Real Property, or applied for any change to the zoning or land use status of the Real Property.

                 (f) Except as disclosed in Section 3.15(f) of the Target Disclosure Schedule, the current use and operation of all Real Property is in compliance with all applicable Laws (including without limitation all Environmental Laws and Laws relating to zoning and land use) and public and private covenants, restrictions and easements, and neither Target, any Subsidiary nor any Principal Stockholder has received notice of noncompliance with any applicable Laws.





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
                 (g) Target and the Subsidiaries have obtained all licenses, permits, approvals, easements and rights of way (and all such items are currently in full force and effect) required from any Governmental or Regulatory Authority having jurisdiction over each parcel of Real Property or from private parties for the current use and operation by Target and the Subsidiaries of each parcel of Real Property.

                 (h) No Principal Stockholder is a "foreign person," as defined in the federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

     SECTION 3.16 TANGIBLE PERSONAL PROPERTY. Target and each of the Subsidiaries is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of their respective businesses, including all tangible personal property reflected on the Financial Statements for the period ended on the Balance Sheet Date and tangible personal property acquired since that date, other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement and the Operative Agreements. The principal items of such tangible personal property (which for the purpose of this Agreement shall mean those having an original purchase price of Five Thousand Dollars ($5,000) or more are listed in Section 3.16 of the Target Disclosure Schedule. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and are adequate and suitable for the conduct by Target and the Subsidiaries of the business presently conducted by them, and are in good working order and condition, ordinary wear and tear excepted, and their use complies in all material respects with all applicable Laws.

     SECTION 3.17         INTELLECTUAL PROPERTY RIGHTS.

                 (a) The only Intellectual Property owned or licensed for use or otherwise used by Target and the Subsidiaries is disclosed in Section
3.17 of the Target Disclosure Schedule. No other Intellectual Property is used or necessary in the conduct of the business of Target and the Subsidiaries. Target or a Subsidiary owns all right, title and interest in each item of such Intellectual Property disclosed in Section 3.17 of the Target Disclosure Schedule, and none constitute "work-made-for-hire" for customers or clients, except for those items of software identified in Section 3.17 of the Target Disclosure Schedule which have been exclusively (other than "shrinkwrap" or similar commercial end user licenses) and irrevocably licensed to Target or a Subsidiary in perpetuity under valid and binding license agreements, true and correct copies of which have been provided to Sonus, which license agreements are in full force and effect (the "Intellectual Property License Agreements"). The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of the Intellectual Property License Agreements, and Target and the Subsidiaries are in compliance with, and have not breached (or would breach after notice or lapse of time) any term of, the Intellectual Property License Agreements and, to the knowledge of Target, any Subsidiary and the Principal Stockholders, all of the other parties to such Intellectual Property License Agreements are in compliance with, and have not breached, any of the terms thereof. There is no dispute between Target or any Subsidiary and any licensor of such Intellectual Property regarding the scope of the license or performance under any applicable Intellectual Property License Agreement, including with respect to any payments to be made by Target or any Subsidiary thereunder.

                 (b) Except as disclosed in Section 3.17 of the Target Disclosure Schedule, all such Intellectual Property disclosed in Section 3.17 of the Target Disclosure Schedule is free and clear of any and all Liens, other than Permitted Liens. Section 3.17 of the Target Disclosure Schedule lists all of Target's and the Subsidiaries' United States, Canadian or foreign registrations or applications issued by, filed with or recorded by any Governmental Regulatory Authority with respect to the Intellectual Property listed in Section 3.17 of the Target Disclosure Schedule (including patent, trademark, copyright and other registrations and applications), and all of such registrations and applications are valid and in full force and effect and all necessary registration, maintenance and renewal fees in connection therewith have been made and all necessary documents and certificates in connection therewith have been filed with the relevant patent, copyright, trademark or other authority in the United States, or foreign jurisdictions, as the case may be, for the purpose of maintaining the registrations or applications for registration of such Intellectual Property. Except as described in Section 3.17 of the Target Disclosure Schedule, (i) there are no restrictions on the direct or indirect transfer of any such Intellectual Property subject to the terms of any license described in Section 3.17 of the Target Disclosure Schedule, (ii) to the extent requested by Sonus and to the extent such documentation exists and is available to Target and the Subsidiaries, Target and the Subsidiaries have made available to Acquisition prior to the execution of this Agreement documentation with respect to any invention, process, design, computer software and program or other know-how or trade secret or proprietary information included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer software and programs or other know-how or trade secret or proprietary information, (iii) Target and any Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets and proprietary information, and (iv) Target and the Subsidiaries have not granted to any Person any license, agreement or other permission to use such Intellectual Property. Neither Target, any Subsidiary nor any Principal Stockholder has any knowledge that such Intellectual Property is being infringed by any other Person. Neither Target nor any Subsidiary is infringing any Intellectual Property of any other Person, and no claim is pending or, to the knowledge of Target, any Subsidiary or any Principal Stockholder, has been threatened to such effect or with respect to the ownership, validity, license or use of, or any infringement resulting from, Target's or Subsidiaries' Intellectual Property, or the sale of any products or services by Target or any Subsidiary.

                 (c) No (i) product, service or publication of Target or any Subsidiary, (ii) material published or distributed by Target or any Subsidiary, or (iii) conduct or statement of Target or any Subsidiary, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any Person.

                 (d) Except as disclosed in Section 3.17 of the Target Disclosure Schedule, the information systems (including all computer hardware and software) owned, licensed or otherwise used by Target and the Subsidiaries, all products and services presently being purchased or acquired by Target or any Subsidiary or which Target or any Subsidiary has any Contract to purchase or acquire or are planning to purchase or acquire, and all products and services which Target or any Subsidiary currently produces, sells or supplies, has previously produced, sold or supplied, or are planning to produce, sell or supply, are free of any "Year 2000 Problem" and any "leap year problem" such that such systems, products and services do not and will not, without requiring any modifications, experience any malfunctions or other usage problems in connection with the year 2000 (and later years) as distinct from 1900s years and any leap year.

     SECTION 3.18         CONTRACTS.

                 (a) Section 3.18 of the Target Disclosure Schedule contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if not in writing, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Sonus prior to the execution of this Agreement), to which Target or any Subsidiary (or any Principal Stockholder on behalf of Target or any Subsidiary) is a party or by which any of their respective Assets and Properties is bound:





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
                          (i)      (A) all Contracts (excluding Plans which are
listed on Section 3.14 of the Target Disclosure Schedule) providing for a commitment of employment or consultation services for a specified or unspecified term, specifying the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct involving an obligation of Target or any Subsidiary to make severance or other payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby or by the Operative Agreements or to any employee who is disclosed on Section 3.22(a) of the Target Disclosure Schedule, other than with respect to salary payments in the ordinary course of business consistent with past practice;

                          (ii)    all Contracts with any Person containing any
provision or covenant prohibiting or limiting the ability of Target, any Subsidiary or any Principal Stockholder (to the extent the restriction directly or indirectly affects Target or any Subsidiary) to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with Target or any Subsidiary (including, without limitation, any restriction respecting the provision of services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market), or prohibiting or limiting disclosure of confidential or proprietary information;

                          (iii)   all partnership, joint venture, shareholders'
or other similar Contracts with any Person;

                          (iv)    all Contracts relating to Indebtedness of
Target or any Subsidiary and all guarantees of any Indebtedness or other obligations by Target or any Subsidiary of any third Person;

                          (v)     all Contracts with independent contractors,
distributors, dealers, manufacturers' representatives, sales agencies or franchisees;

                          (vi)    all Contracts respecting any Intellectual
Property;

                          (vii)   all Contracts relating to (A) the future
disposition or acquisition of any Assets and Properties, and (B) any Business Combination;

                          (viii)  all Contracts between or among Target or any
Subsidiary, on the one hand, and any current or former officer, director, stockholder (including any Principal Stockholder), Affiliate or Associate of Target or any Associate of any such officer, director, stockholder or Affiliate (other than Target), on the other hand, other than Contracts disclosed pursuant to Section 3.18(a)(i);

                          (ix)    all collective bargaining or similar labor
Contracts;

                          (x)     all leases of personal property;

                          (xi)    any Contract for the sale, purchase or lease
of goods, services or capital assets which involved the payment of more than Five Thousand Dollars ($5,000) in 1998 or which Target or any Subsidiary anticipates will involve the payment of more than Five Thousand Dollars ($5,000) in 1999 or which extends beyond 1999;

                          (xii)   any fidelity or surety bond or completion
bond;





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
                          (xiii)  all Contracts that (A) limit or contain
restrictions on the ability of Target or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of, or to issue or purchase, redeem or otherwise acquire, its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination, (B) require Target or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition or (C) require Target or any Subsidiary to maintain insurance in certain amounts or with certain coverages;

                          (xiv)   all powers of attorney or comparable
delegations of authority;

                          (xv)    all Contracts which are not in the ordinary
course of business or which are material to Target or any Subsidiary; and

                          (xvi)   all other Contracts, including but not
limited to, Contracts with clients or customers, that involve the payment or potential payment pursuant to the terms of any such Contract, by or to Target or any Subsidiary of more than Ten Thousand Dollars ($10,000) or which is not cancelable without penalty within thirty (30) days.

                 (b)      Each Contract required to be disclosed in Section
3.18 of the Target Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and neither Target, any Subsidiary nor any Principal Stockholder, or to the knowledge of Target, any Subsidiary or any Principal Stockholder, any other party to such Contract is, or has received notice that it is, in violation or breach of or default in any material respect under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default in any material respect under any such Contract).

     SECTION 3.19 PERMITS AND LICENSES Section 3.19 of the Target Disclosure Schedule contains a true and complete list of all Permits issued to or used in the business or operations of Target and each Subsidiary, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Target has delivered to Sonus true and complete copies of all such Permits. Except as disclosed in Section 3.19 of the Target Disclosure Schedule:

                 (a) Target and the Subsidiaries own or validly hold all Permits that are required to conduct, or are material to, their respective business or operations as currently conducted or to own their respective Assets and Property;

                 (b) each Permit listed in Section 3.19 of the Target Disclosure Schedule is valid, binding and in full force and effect; and

                 (c) neither Target nor any Subsidiary is, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permit.

     SECTION 3.20 INSURANCE. Section 3.20 of the Target Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, fidelity, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of Target and the Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of Target and the Subsidiaries and that (i) have been issued to Target or a Subsidiary or (ii) have been issued to any Person (other than Target or any Subsidiary) for the benefit of





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
Target or any Subsidiary. The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or the Operative Agreements. Each policy listed in Section 3.20 of the Target Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither Target, any Subsidiary nor any Principal Stockholder, nor the Person to whom such policy has been issued, has received any notice of cancellation or termination in respect of any such policy or is in default thereunder (or would be in default with notice or upon lapse of time), and neither Target, any Subsidiary nor any Principal Stockholder knows of any reason or state of facts that could reasonably lead to the cancellation of such policies. The insurance policies listed in Section 3.20 of the Target Disclosure Schedule (i) in light of the business, operations and Assets and Properties of Target and the Subsidiaries are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties and (ii) are in amounts and have coverages as required by any Contract to which Target or any Subsidiary is a party. Section 3.20 of the Target Disclosure Schedule contains a list of all claims made under any insurance policies covering Target or any Subsidiary since 1997. Neither Target, any Subsidiary nor any Principal Stockholder has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Since 1997, Target and the Subsidiaries have, in light of its business, location, operations, Assets and Properties, maintained at all times without interruption appropriate insurance, in scope and amount of coverages.

     SECTION 3.21         AFFILIATE TRANSACTIONS.

                 (a) Except as disclosed in Section 3.21 of the Target Disclosure Schedule (i) there are no Liabilities between Target or any Subsidiary on the one hand, and any current or former officer, director, stockholder (including any Principal Stockholder), Affiliate (other than Target) or Associate of Target or any Associate of any such officer, director, stockholder or Affiliate on the other, (ii) neither Target nor any Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder (including any Principal Stockholder), or any such Affiliate or Associate, (iii) no current or former officer, director, stockholder (including any Principal Stockholder) or any such Affiliate or Associate has any interest, directly or indirectly, in any entity which furnishes or sells any goods or services or provides any facilities to Target or any Subsidiary, except that ownership of no more than two percent (2%) of the outstanding capital stock of a publicly traded corporation shall not be deemed to be an interest for the purposes of this
Section 3.21, and (iv) neither Target nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder (including any Principal Stockholder), Affiliate or Associate.

                 (b) Except as disclosed in Section 3.21of the Target Disclosure Schedule, each of the Liabilities and transactions listed in Section
3.21 of the Target Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis on competitive terms.

     SECTION 3.22         EMPLOYEES, LABOR RELATIONS.

                 (a) Section 3.22 of the Target Disclosure Schedule contains a list of the name of each (i) officer, employee and consultant of Target and each Subsidiary, together with such person's position or function, years of employment, annual base salary or wages and any incentives or bonus arrangement with respect to such person; and (ii) all of such employees and all former employees of Target who are disabled or are receiving workers compensation benefits or any Plans, together with their respective entitlement under such Plans. Neither Target, any Subsidiary nor any Principal Stockholder has received any information that would lead him, her or it to believe that any such individual will or may cease to be engaged by Target or the relevant Subsidiary, or will refuse offers of engagement by Target, for any reason, including, without limitation, because of the consummation of the transactions contemplated by this Agreement and the Operative Agreements.

                 (b) Except as disclosed in Section 3.22 of the Target Disclosure Schedule, (i) to the knowledge of Target, any Subsidiary or any Principal Stockholder, there are no material controversies between Target or any Subsidiary, on the one hand, and any employee or consultant of Target or any Subsidiary, on the other hand, (ii) neither Target nor any Subsidiary is a party to or bound by any collective bargaining agreement or any other agreement with, or commitment to, any union of employees, and, to the knowledge of Target, any Subsidiary or any Principal Stockholder, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of Target or any Subsidiary, and (iii) no unfair labor practice complaint or sex or age discrimination or harassment claim has been brought against Target or any Subsidiary before any Governmental or Regulatory Authority and there are no facts or circumstances known to Target, any Subsidiary or any Principal Stockholder that could reasonably be expected to give rise to such complaint or claim. There has been no work stoppage, strike or other concerted action by employees of Target or any Subsidiary. Target and the Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours and collective bargaining.

     SECTION 3.23         ENVIRONMENTAL MATTERS

Except as set forth in Section 3.23 of the Target Disclosure Schedule (with paragraph references corresponding to those set forth below):

                 (a) Target and the Subsidiaries have obtained and hold all necessary Environmental Permits.

                 (b) Target and the Subsidiaries, and the activities of Target and the Subsidiaries and the operation and use of the Leased Real Property, have been and are in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws.

                 (c) There are no past, pending, or threatened material Environmental Claims or material Environmental Liabilities against Target or any Subsidiary, and neither Target, any Subsidiary nor any Principal Stockholder is aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim or Environmental Liability against Target or any Subsidiary.

                 (d) No Releases of Hazardous Substances have occurred at, from, in, to, on, or under any Site and no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to a material Environmental Claim or material Environmental Liability against Target or any Subsidiary.

                 (e) Neither Target, any Subsidiary nor any predecessor of Target or any Subsidiary, nor any entity previously owned by Target or any Subsidiary has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substances to any off-Site location which could result in an Environmental Claim or an Environmental Liability against Target or any Subsidiary.

                 (f) To the best of each of the Principal Stockholders' knowledge, there are no (ii) underground storage tanks, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material at any Site.

                 (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of Target, any Subsidiary or any Principal Stockholder with respect to any Site which have not been delivered to Acquisition prior to execution of this Agreement.

     SECTION 3.24         RESERVED.

     SECTION 3.25 ACCOUNTS RECEIVABLE. The accounts and notes receivable of Target reflected on the Balance Sheet and all accounts and notes receivable arising subsequent to the date of the Balance Sheet, (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) are not subject to any valid set-off or counterclaim, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the Balance Sheet, as such reserve has been adjusted on the books of Target and the Subsidiaries since the Balance Sheet Date in the ordinary course of business consistent with past practices, (v) except as set forth in Section 3.12 of the Target Disclosure Schedule, are not the subject of any Actions or Proceedings brought by or on behalf of Target or any Subsidiary or by the account debtor, and (vi) except as set forth in
Section 3.12 of the Target Disclosure Schedule, have not been pledged as collateral by Target or any Subsidiary

     SECTION 3.26         RESERVED.

     SECTION 3.27 OTHER NEGOTIATIONS; BROKERS. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by Target, any Subsidiary, any Principal Stockholder, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Target, any Subsidiary, any Principal Stockholder or any such Affiliate.

     SECTION 3.28 RESTRICTIONS ON CONDUCT OF BUSINESS. Neither Target nor any Subsidiary is prohibited or otherwise restricted from conducting its business as presently conducted or intended to be conducted by any Contract, any Governmental or Regulatory Authority or any Law.

     SECTION 3.29         BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS.
Section 3.29 of the Target Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which Target or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of Target or any Subsidiary having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

     SECTION 3.30 WARRANTIES. Except as set forth in its public tarriffs, Target has provided no written warranties, guarantees or warranty policies to any Person.

     SECTION 3.31 BUSINESS PLAN. The Principal Stockholders have provided to Sonus a current business plan for the planned operations of Target and the Subsidiaries during calendar years 1999, which includes, without limitation, a description of the capital requirements and staffing needs of Target and the

Subsidiaries, and a pro forma income statement. Target used reasonable care in preparing such business plan and the assumptions and projections therein are reasonable.

     SECTION 3.32 INVESTMENT REPRESENTATIONS. Each Principal Stockholder represents, warrants and agrees with Acquisition that:

                 (a) He, she or it has been advised by Sonus that the Sonus Common Stock to be acquired pursuant to this Agreement will not be registered under the Securities Act except as provided herein and the issuance to such Principal Stockholder of such stock is being made on the basis of an exemption afforded under the Securities Act and Sonus' reliance on such statutory exemption is based in part on the representations made herein by such Principal Stockholder.

                 (b) He, she or it is either an "Accredited Investor", as defined in Rule 501 of Regulation D promulgated under the Securities Act ("Reg. D") or has been advised by a "Purchaser Representative" (as defined in Reg. D) in connection with the issuance of the Merger Stock pursuant to this Agreement. Such Principal Stockholder, or if he, she or it is not an Accredited Investor, as advised by his, her or its Purchaser Representative, has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risk of Merger Stock, and is able to bear the economic risk of such investment.

                 (c) He, she or it, or if he, she or it is not an Accredited Investor, his, her or its Purchaser Representative, is familiar with the condition, financial or otherwise of Sonus and its affairs as he, she or it has deemed necessary to evaluate the merits and risk of becoming a stockholder of Sonus and acknowledges that Sonus has offered to make available and has, when requested, made available, such additional information that would be provided in a registration statement under the Securities Act and granted access to such reasonable additional information necessary to verify the accuracy of all information famished.

                 (d) He, she or it, as advised by legal counsel, (i) is familiar with the nature of the limitations imposed by the Securities Act, and the rules and regulations promulgated thereunder, on the transfer of the Sonus Common Stock, (ii) understands that the Sonus Common Stock must be held indefinitely unless a disposition thereof is registered under the Securities Act, or in the opinion of counsel to such Principal Stockholder (reasonably acceptable to Sonus) in form and substance satisfactory to Sonus' counsel (a signed copy of which opinion shall have been delivered to Sonus prior to the disposition of any shares of Sonus Common Stock), is exempt from registration under the Securities Act, including a disposition in accordance with all the requirements and limitations of Rule 144 promulgated under the Securities Act, and complies with other applicable federal and state securities Laws;

                 (e) He, she or it will acquire the Sonus Common Stock for his, her or its own account, for investment and not with a view to the distribution or resale thereof within the meaning of the Securities Act, nor with any present intention of selling or distributing the same.

                 (f) He, she or it will not transfer any shares of Sonus Common Stock except in compliance with the terms and provisions of this Section
3.32 and with the provisions of the Shareholders Agreement.

                 (g) He, she or it agrees that each certificate to be received by him, her or it representing shares of Sonus Common Stock will bear the following legend:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED

                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAWS."

                 In addition to marking the certificates with the above legend, the Principal Stockholders agree that Sonus is authorized to notify its transfer agent of the status of the shares of Sonus Common Stock and to take such action, including stop transfer instructions, as Sonus in its sole discretion may deem necessary or proper to prevent the violation of the Securities Act or other securities Laws and to assure compliance with the terms of this Agreement.

     SECTION 3.33 CERTAIN PRACTICES. No shareholder, director, officer, employee or agent of the Principal Stockholder or Target has, directly or indirectly, made or agreed to make, any improper or illegal payment, gift or political contribution to, or taken any other improper or illegal action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of Target.

     SECTION 3.34 DISCLOSURE. No representation or warranty of Target or the Principal Stockholders contained in this Agreement, and no statement contained in the Target Disclosure Schedule or in any certificate, list or other writing furnished to Sonus or Acquisition pursuant to any provision of this Agreement (including without limitation the Financial Statements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND SONUS

         As an inducement to Target and the Principal Stockholders to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in the Sonus Disclosure Schedule (with Section references corresponding to those set forth below), Sonus and Acquisition hereby represent, warrant, covenant and agree, jointly and severally, to Target and the Principal Stockholders as follows:

     SECTION 4.1 ORGANIZATION. Acquisition and Sonus are corporations duly organized, validly existing and in good standing under the laws of the state of Delaware.

     SECTION 4.2 AUTHORITY. Acquisition and Sonus have full corporate power and authority to enter into this Agreement and the Operative Agreements to which they are parties and to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Agreements to which they are parties by Acquisition and Sonus and the consummation by Acquisition and Sonus of the transactions contemplated hereby and thereby have been duly and validly approved by its board of directors and no other corporate proceedings on the part of Acquisition or Sonus or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements to which they are parties by Acquisition and Sonus and the consummation by Acquisition and Sonus of the transaction contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Acquisition and Sonus and constitutes, and the Operative Agreements to which Acquisition and Sonus are parties (when so executed and delivered) will constitute, the legal, valid and binding obligation of Acquisition and Sonus enforceable against Acquisition and Sonus in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     SECTION 4.3 NO CONFLICT. Except as set forth in Section 4.3 of the Sonus Disclosure Schedule, the execution and delivery by Acquisition and Sonus of this Agreement do not, and the execution and delivery by Acquisition and Sonus of the Operative Agreements to which they are parties, the performance by Acquisition and Sonus of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

                 (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Acquisition or Sonus;

                 (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Acquisition or Sonus or any of their Assets and Properties, the effect of which, individually or in the aggregate, would reasonably be expected to have a materially adverse effect on the ability of Acquisition to consummate the transactions contemplated hereby or would materially hinder or delay such consummation; or

                 (c) (x) conflict with or result in a violation or breach of, (y) constitute (with or without notice or lapse of time or both) a default under or (z) require Acquisition or Sonus to obtain any consent, approval or action of, make any filing with or give any notice (other than filings, if any, with the Securities and Exchange Commission and the Stock Exchange) to any Person as a result or under the terms of, any Contract or Permit to which Acquisition or Sonus is a party or by which its Assets and Properties are bound, the effect of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of Acquisition to consummate the transactions contemplated by this Agreement or would materially hinder or delay such consummation.

     SECTION 4.4 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in Section 4.4 of the Sonus Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Acquisition or Sonus is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

     SECTION 4.5 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of Sonus consists of 100,000,000 shares of Sonus Common Stock, par value $.0001 per share, of which 3,592,385 shares are issued and outstanding as of the date hereof. Such outstanding shares of Sonus Common Stock are, and the shares of Sonus Common Stock to be issued pursuant to this Agreement will be, upon consummation of the Merger in accordance with this Agreement, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date hereof, there are no Options, except as set forth in Section 4.5 of the Sonus Disclosure Schedule, to which Sonus is a party or by which it is bound obligating Sonus to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Sonus.

     SECTION 4.6          LEGAL PROCEEDINGS.  Except as set forth in Section
4.6 of the Sonus Disclosure Schedule, there are no Actions or Proceedings pending or, to the knowledge of Acquisition or Sonus, threatened against, relating to or affecting Acquisition, Sonus or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the ability of Acquisition or Sonus to consummate the transactions contemplated by this Agreement or would materially hinder or delay such consummation.

     SECTION 4.7 BROKERS. Except with respect to fees of Ferris, Baker Watts, Incorporated, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by Acquisition or Sonus.

     SECTION 4.8          ABSENCE OF CHANGES.  Except as set forth in Section
4.8 of the Sonus Disclosure Schedule, since the balance sheet of Sonus (the "Sonus Balance Sheet") dated September 30, 1999 (the "Sonus Balance Sheet Date"), Sonus and its Subsidiaries have been operated in the ordinary course of business consistent with past practice and there has not been any material adverse change, or any event or development which, individually or together with other such events or developments, could reasonably be expected to result in a material adverse change, in the Business or Condition of Sonus. In addition, without limiting the foregoing, except as disclosed in Section 4.8 of the Sonus Disclosure Schedule, there has not occurred since the Sonus Balance Sheet Date:

                 (a) any amendment or change to the Articles or Certificate of Incorporation of Sonus or any of its Subsidiaries or their respective Bylaws;

                 (b) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Sonus, or any direct or indirect redemption, purchase or other acquisition by Sonus or any Subsidiary of any such capital stock of Sonus;

                 (c) any authorization, issuance, sale or other disposition by Sonus or its Subsidiaries of any shares of capital stock of Sonus or any Subsidiary, or any Option relating to such capital stock or any modification or amendment of any right of any holder of any outstanding shares of capital stock of Sonus or any Subsidiary;

                 (d) (i) any payment of a regular, special or year end bonus to any employee or officer or director of Sonus or any Subsidiary, or any increase in salary, rate of commissions or rate of consulting fees of any director, officer, employee or consultant of Sonus or any Subsidiary, other than salary increases to non-management employees in the ordinary course of business and consistent with past practices; (ii) any payment of consideration of any nature whatsoever (other than salary, commissions or consulting fees paid in the ordinary course of business consistent with past practices) to any officer, director, stockholder (including the Principal Stockholders), employee or consultant of Sonus or any Subsidiary; (iii) any establishment or modification of (A) targets, goals, pools, formula or similar provisions under any Plan, employment contract or other employee compensation arrangement of Sonus or any Subsidiary, or (B) salary ranges, guidelines or similar provisions in respect of any Plan, employment contract or other employee compensation arrangement of Sonus or any Subsidiary; (iv) any grant of any severance, continuation or termination pay to any director, officer, stockholder (including the Principal Stockholders) or employee of Sonus or any Subsidiary; or (v) any adoption, entering into, amendment, modification or termination (partial or complete) of any Plan or employment contract of Sonus or any Subsidiary;

                 (e) (i) incurrences by Sonus or any Subsidiary of Indebtedness or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Sonus or any Subsidiary under, any Indebtedness of or owing to Sonus or any Subsidiary;

                 (f) any change in or incurrence of any Liability of Sonus or any Subsidiary other than in the ordinary course of business consistent with past practices;

                 (g) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of Sonus or any Subsidiary in an aggregate amount exceeding Fifteen Thousand Dollars ($15,000);

                 (h) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of Sonus or any Subsidiary in an aggregate amount exceeding Fifteen Thousand Dollars ($15,000);

                 (i) any purchase of any Assets and Properties of any Person or any sale, license or other disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of Sonus or any Subsidiary, other than acquisitions or dispositions in the ordinary course of business of Sonus or any Subsidiary consistent with past practice and the terms of this Agreement and the Operative Agreements;

                 (j) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any material Contract, (ii) any Permit held by Sonus or any Subsidiary, or (iii) any Intellectual Property owned, held or used by Sonus or any Subsidiary;

                 (k) any capital expenditures or commitments for additions to property, plant, equipment or Intellectual Property of Sonus or any Subsidiary in an aggregate amount exceeding Fifteen Thousand Dollars ($15,000);

                 (l) any commencement or termination by Sonus or any Subsidiary of any line of business;

                 (m) any transaction by Sonus or any Subsidiary with any officer, director, stockholder (including any Principal Stockholder), Affiliate or Associate of Sonus or any Subsidiary, other than pursuant to any Contract in effect on the date of the Sonus Balance Sheet and disclosed to Target pursuant to Section 4.8 of the Sonus Disclosure Schedule;

                 (n) the commencement or notice or threat of commencement of any lawsuit or proceedings against, or investigation of, Sonus or any Subsidiary or their affairs;

                 (o) any notice of any claim of ownership by a third party of the Intellectual Property of Sonus or any Subsidiary or notice of infringement by Sonus or any Subsidiary of any third party's Intellectual Property rights;

                 (p) any change in pricing or royalties set or charged by Sonus or any Subsidiary to clients, customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property to Sonus or any Subsidiary;

                 (q) any loan or advance by Sonus or any Subsidiary to any Person or entity, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practice;

                 (r) any change in the accounting methods or procedures of Sonus or its Subsidiaries;

                 (s) any other material transaction involving Sonus or any Subsidiary outside the ordinary course of business consistent with past practice; or

                 (t) any entering into of an agreement to do or engage in any of the foregoing, including without limitation with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

     SECTION 4.9 NO UNDISCLOSED LIABILITIES. Except as specifically reflected or reserved against in the Balance Sheet or as described in Section
4.9 of the Sonus Disclosure Schedule, there are no Liabilities of, relating to or affecting Sonus or any Subsidiary or any of their respective Assets and Properties (whether or not required to be reflected in financial statements in accordance with GAAP), other than Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Sonus Balance Sheet and in accordance with the provisions of this Agreement and the Operative Agreements, which in the aggregate are not material to the Business or Condition of Sonus and are not for tort or for breach of contract.

     SECTION 4.10 RESTRICTIONS ON CONDUCT OF BUSINESS. Except as set forth in Section 4.10 of the Sonus Disclosure Schedule, neither Sonus nor any Subsidiary is prohibited or otherwise restricted from conducting its business as presently conducted or intended to be conducted by any Contract, any Governmental or Regulatory Authority or any Law.

     SECTION 4.11 BUSINESS PLAN. Sonus has provided to Target a current business plan for the planned operations of Sonus and the Subsidiaries during calendar years 1999, which includes, without limitation, a description of the capital requirements and staffing needs of Sonus and the Subsidiaries, and a pro forma income statement. Sonus used reasonable care in preparing such business plan and the assumptions and projections therein are reasonable.

     SECTION 4.12 DISCLOSURE. No representation or warranty of Sonus or Acquisition contained in this Agreement, and no statement contained in the Sonus Disclosure Schedule or in any certificate, list or other writing furnished to Target or the Principal Stockholders pursuant to any provision of this Agreement (including without limitation the Financial Statements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5
                       CERTAIN AGREEMENTS OF THE PARTIES

     SECTION 5.1          CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

                 (a) The Principal Stockholders, jointly and severally, covenant and agree that between the date hereof and the Closing Date, they shall cause Target and the Subsidiaries to conduct their business in the ordinary course and consistent with past practice.

                 (b) The Principal Stockholders, jointly and severally, covenant and agree that prior to the Closing Date, and without making any commitment on Sonus' or Acquisition's behalf, they will cause Target and the Subsidiaries to use all reasonable efforts to preserve substantially intact the business organization of Target and the Subsidiaries, to keep available to Sonus and Acquisition the services of the employees of Target and the Subsidiaries and to preserve the current relationships of Target and the Subsidiaries with its clients, customers, suppliers and other persons with which Target and the Subsidiaries have significant business relationships.

                 (c) The Principal Stockholders, jointly and severally, covenant and agree that prior to the Closing Date, they will cause Target and the Subsidiaries to maintain their books and records in the usual, regular and ordinary manner consistent with past practices; to use all reasonable efforts to continue





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
in full force and effect the policies of insurance listed in Section 3.20 of the Target Disclosure Schedule or comparable substitute policies and will promptly notify Sonus of any cancellation or non-renewal of such insurance; and to use all reasonable efforts to maintain all of Target's and Subsidiaries' Assets and Properties in good repair, working order and operating condition (subject only to ordinary wear and tear).

                 (d) The Principal Stockholders, jointly and severally, covenant and agree that prior to the Closing Date, they will not permit Target or any Subsidiary to amend its Certificate or Articles of Incorporation or Bylaws or merge, amalgamate or consolidate or sell all or substantially all of its Assets and Property, or obligate itself to do so, with or into or to any other entity, without the prior written consent of Sonus.

                 (e) The Principal Stockholders, jointly and severally, covenant and agree that prior to the Closing Date, they will cause Target and their Subsidiaries to (i) comply with all material applicable Laws, (ii) file all Tax Returns required to be filed with any Governmental or Regulatory Authority and make timely payments of applicable Taxes when due; and (iii) take all reasonable actions necessary to be in compliance with, and to maintain the effectiveness of, all material Permits.

                 (f) The Principal Stockholders, jointly and severally, covenant and agree that without the prior written consent of Sonus, they will not permit Target or any Subsidiary prior to the Closing Date to:

                          (i)     amend its Articles or Certificate of
Incorporation or Bylaws;

                          (ii)    change its accounting methods, principles or
practices, except to the extent required by GAAP and concurred in by Target's independent accountants;

                          (iii)   declare, set aside or pay any dividend or
other distribution (whether in cash, stock, property or any combination thereof) in respect of the capital stock of Target or any other securities or redeem, repurchase or otherwise acquire any equity securities of Target or any Subsidiary;

                          (iv)    revalue any of its assets, including, without
limitation, writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                          (v)     establish any new, or amend or modify any
existing, Plan; pay any bonus or other payment to any employee, officer or director except salary payments at current rates; or increase the compensation payable or to become payable to any directors, officers or employees of Target or any Subsidiary, except salary increases as may be required by Law, and salary increases to non-management employees in the ordinary course of business consistent with past practice and not in excess of Thirty Five Thousand Dollars ($35,000) per annum in the aggregate;

                          (vi)    enter into any employment or severance
agreement with any of its directors, officers or employees (whether new hires or existing employees) or establish, adopt or enter into any collective bargaining agreement;

                          (vii)   create, incur, assume, maintain or permit to
exist any Lien on any Asset or Property of Target or any Subsidiary other than Permitted Liens;

                          (viii)  create, incur or assume any Indebtedness,
including obligations in respect of capital leases, or guarantee any Indebtedness or any other obligation of any other Person;

                          (ix)    pay or discharge any material claim,
Liability or Lien (whether absolute, accrued, contingent or otherwise), or waive any right, other than in the ordinary course of business consistent with past practice or pursuant to binding contractual obligations of Target or the Subsidiaries in existence on the date hereof;

                          (x)     transfer to any Person any rights to the
Intellectual Property of Target or any Subsidiary, other than as reasonably necessary in the ordinary course of business consistent with past practice in rendering services to clients and customers;

                          (xi)    enter into any agreement granting marketing,
distribution or similar rights of any type or scope with respect to any products or services of Target or any Subsidiary;

                          (xii)   commence any litigation except in the
ordinary course of business;

                          (xiii)  hire any new employees, agents or
consultants, except employees earning less than $70,000 per annum to replace employees who have left the employ of Target or any Subsidiary;

                          (xiv)   authorize or make any capital expenditure in
excess of Ten Thousand Dollars ($10,000) on any one item, or in excess of Twenty Thousand Dollars ($20,000) in the aggregate;

                          (xv)    issue or agree to issue any shares of its
capital stock or Options with respect to such stock;

                          (xvi)   become a party to any agreement which, if it
existed on the date hereof, would be required to be listed in the Target Disclosure Schedule, or amend or terminate any Contact listed on the Target Disclosure Schedule;

                          (xvii)  acquire or agree to acquire by merging,
amalgamating or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, limited liability company, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

                          (xviii) sell, lease, license, or otherwise dispose of
any material item of its Assets and Property or any item of Intellectual Property (except as described in subsection (x) above);

                          (xix)   make or change any material election in
respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                          (xx)    abandon, modify, waive, terminate or
other-wise change any of the Permits described in Section 3.19 of the Target Disclosure Schedule;

                          (xxi)   settle or compromise any material claims
against Target or any Subsidiary;

                          (xxii)  take any action or course of action
inconsistent with compliance with the covenants and agreements contained in this Agreement; or

                          (xxiii) take or agree to commit to take any action
that would make any representation or warranty of the Principal Stockholders contained herein inaccurate in any material respect at the Closing or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time or which would diminish the value of Target or the Subsidiaries as going concerns.

     SECTION 5.2 ACCESS TO INFORMATION From the date hereof until the Closing, upon reasonable notice, each party hereto shall, and shall cause such party's officers, directors, employees, auditors and agents to (i) afford the Representatives of the other parties reasonable access, during normal business hours, to the offices, properties, books and records of such party and such party's officers, employees, agents, accountants and actuaries, and (ii) furnish to the Representatives of such party such additional financial and operating data and other information regarding the assets, properties, goodwill and business of such party as the requesting party may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with the business or operations of any party upon whom such request is served. No investigation or access to information pursuant to this Section 5.2 shall affect any representation or warranty made by Sonus, Target or the Principal Stockholders hereunder or otherwise affect the rights and remedies available to any party hereunder.

     SECTION 5.3          RESERVED.

     SECTION 5.4          CONFIDENTIALITY.

                 (a) The information which Sonus acquires about Target and the Subsidiaries as a result of the investigations permitted by this Agreement is termed "Evaluation Material." Sonus agrees that neither it nor any of its Representatives will use any such material for any purpose not related to the transactions contemplated by this Agreement and will not disclose any such material to anyone except its Representatives who may need such information to perform their respective duties and have been informed of its confidential nature and directed to treat it confidentially. If the transactions contemplated by this Agreement are not consummated, Sonus agrees that it and its Representatives will return any written Evaluation Material in their possession, or will destroy and will not retain any such material, any copies thereof or any notes or memoranda made using such material.

                 (b) The confidentiality agreement contained herein will terminate upon the earlier of two years after the date hereof or upon consummation of the transactions contemplated hereby.

                 (c) The parties agree that monetary damages alone would not be a satisfactory remedy for a breach of that portion of the confidentiality agreement contained herein which relate to the proprietary processes employed by Target and the Subsidiaries in the provision of its services, and that if that provision is breached, Target and the Principal Stockholders shall be entitled to injunctive relief as well as monetary damages.

                 (d) Notwithstanding the foregoing, Sonus and its Representatives may use and disclose Evaluation Material and information obtained from the Evaluation Material to the extent that (i) they acquired such information on a non-confidential basis prior to receipt thereof from Target or its Representative, (ii) such information has become generally available to the public, or (iii) such information is provided to the Person using or disclosing it by a Person who obtained such information other than as a result of a breach of this Agreement. Furthermore, Sonus and its Representatives may disclose such information to the extent that they are required to do so to comply with a governmental or judicial order or decree, but upon receiving notice that any such order or decree has been issued or is being sought, they will promptly notify Target and will, at Target's expense, cooperate with Target's efforts to contest the issuance of such order or decree.

                 (e) Each of the Principal Stockholders and Target will hold in strict confidence and shall cause each of their respective Representatives to hold in strict confidence from any Person (other than any Affiliate of Sonus or any Representative of Sonus or such Affiliate), unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law, all documents and information concerning Acquisition, Sonus or any of their respective Affiliates, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential.

     SECTION 5.5          REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.

                 (a) Each of the Principal Stockholders, Target, Sonus and Acquisition will use their best efforts to obtain all authorizations, consents, orders and approvals of all federal, state, and local and all foreign regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, including without limitation, F.C.C., New York Public Service Commission and California Public Utilities Commision authorizations, consents, orders and approvals, and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, subject to the proviso in Section 5.5(b).

                 (b) Acquisition, Sonus, Target and the Principal Stockholders will each use their best efforts to assist one another in obtaining the consents referred to in Sections 6.1 (c), 6.2 (c) and, if any, the consents referred to in Section 6.2(d); provided, however, that Acquisition shall not be obligated with respect to such assistance to expend any material amount of funds except the payment of the fees and expenses of any applicable attorneys, consultants or other advisors retained by it and applicable filing fees.

     SECTION 5.6          NO SOLICITATION OF OFFERS, ETC.

                 (a) Prior to the termination of this Agreement in accordance with its terms, the Principal Stockholders and their Affiliates, including Target and the Subsidiaries, shall not, nor shall they authorize or permit any officer, director, employee, investment banker, attorney, accountant or other representative of or Person retained by them to, directly or indirectly, take any action to knowingly solicit, encourage or facilitate any action that might lead to, or accept any offers, initiate or participate in negotiations or discussions with, or provide any non-public information to, or enter into any letter of intent, preliminary agreement or definitive agreement with any Person with respect to, any possible merger, amalgamation, acquisition, reorganization, exchange offer or any sale of all or substantially all of the Assets and Properties, purchase or sale of capital stock (whether outstanding shares, treasury or other shares) or change in control of, or any similar transaction or transactions involving, directly or indirectly, Target or any Subsidiary (collectively, a "Sale"). The Principal Stockholders and Target shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                 (b) The Principal Stockholders and Target acknowledge and agree that a violation by any of them of Section 5.6(a) will cause irreparable damage to Sonus and Acquisition. Accordingly, each of the Principal Stockholders and Target agree that, in the event of a breach of Section 5.6(a), Sonus and Acquisition shall be entitled to a temporary or permanent injunction or restraining order to prevent breaches of Section 5.6(a) and to specifically enforce the terms and provisions thereof without the need to post any security or bond, such rights to be cumulative and in addition to whatever other remedies at law or in equity or otherwise Sonus and Acquisition may have pursuant to this Agreement.

     SECTION 5.7          NOTICE OF CERTAIN MATTERS.

                 (a) Target and the Principal Stockholders, jointly and severally, covenant and agree to give prompt notice in writing to Sonus of: (i) any information that indicates that any representation or warranty of Target or the Principal Stockholders contained in this Agreement was not true and correct as of the date hereof or will not be true and correct as of the Closing Date,
(ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in
Article 6 hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Contract listed on the Target Disclosure Schedule, and (v) any change in the officers or directors of Target or any Subsidiary.

                 (b) The Principal Stockholders, jointly and severally, covenant and agree to (i) promptly advise Sonus of any fact, condition or change that, individually or in the aggregate, has or results in a material adverse effect on the Business or Condition of Target, and (ii) notify Sonus of any governmental complaint, investigation or hearing (or communications indicating that the same may be contemplated) or adjudicatory proceeding involving Target, any Subsidiary or any of their respective Assets and Property, and will keep Sonus fully informed of such events and permit Sonus' Representatives reasonable access to all materials prepared in connection therewith.

                 (c) The giving of any such notice under this Section 5.7 or the providing of the financial statements contemplated by Section 5.8 shall in no way change or modify Target or the Principal Stockholders' representations and warranties or the conditions to Sonus' or Acquisition's obligations contained herein or otherwise affect the remedies available to Sonus or Acquisition hereunder.

     SECTION 5.8 INTERIM FINANCIAL STATEMENTS. Target and Sonus shall prepare and deliver to each other copies of the customary form of interim financial statements promptly upon the completion of such interim statements, and the Principal Stockholders shall use their best efforts to cause Target and the Subsidiaries to prepare and deliver such financial statements. All such interim financial statements will fairly present, in all material respects, the financial condition of Target and the Subsidiaries or Sonus, as the case may be.

     SECTION 5.9 PRINCIPAL STOCKHOLDERS' OBLIGATIONS. Each Principal Stockholder hereby agrees that in each instance in this Agreement where Target or any Subsidiary is obligated to act or refrain from acting under this Agreement during the period prior to the Closing, each such Principal Stockholder individually, or together with the other Principal Stockholders, shall cause Target and the Subsidiaries to fulfill such obligations. The Principal Stockholders also agree to vote in favor of the transactions contemplated by this Agreement and to use reasonable efforts to ensure that all corporate and stockholder approvals of the transactions contemplated hereby necessary by Target or its shareholders will be taken and adopted.

     SECTION 5.10 FURTHER ACTION, RELATED ASSETS AND PROPERTIES. Each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby. At any time or from time to time after the Closing, the Principal Stockholders and/or Target shall execute and deliver to Acquisition and/or Sonus such other documents and instruments, provide such materials and information and take such other actions as Acquisition or Sonus may reasonably request to consummate the transactions contemplated by this Agreement and the Operative Agreements and otherwise to cause Target and the Principal Stockholders to fulfill each of their respective obligations under this Agreement and the Operative Agreements. Each Principal Stockholder hereby agrees at Closing to transfer, convey, assign and deliver to Target and the Subsidiaries, free and clear of all Liens (except as noted on the Target Disclosure Schedule), all of such Principal Stockholder's respective Assets and Properties, if any, used, held for use or related to the business or operations of Target and the Subsidiaries (other than personal items purchased by or given to the Principal Stockholders not in excess of $200 per item).

     SECTION 5.11         RESERVED.

     SECTION 5.12 PUBLICITY. Each party agrees that he or it will not release any information relating to the transactions without the prior agreement of the other parties, except as may be required by law. Notwithstanding the foregoing: (i) the parties expect that a public announcement will be made regarding this transaction on the signing of an Agreement and the closing thereof, and (ii) if Sonus concludes that it is required to do so to comply with its disclosure obligations under the federal securities laws, it will make a public announcement and may file a copy of that public announcement with the Securities and Exchange Commission on a Form 8-K or any other applicable form.

                                   ARTICLE 6
                             CONDITIONS TO CLOSING

     SECTION 6.1 CONDITIONS TO OBLIGATIONS OF TARGET AND THE PRINCIPAL STOCKHOLDERS. The obligations of Target and the Principal Stockholders to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                 (a) Representations and Warranties; Covenants and Agreements. The representations and warranties of Acquisition and Sonus contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date; provided, however, that if any such portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.1
(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects; and all the agreements, undertakings, covenants and obligations contained in this Agreement to be complied with by Sonus and Acquisition on or before the Closing Date shall have been complied with in all material respects, and Target shall have received a certificate of Sonus and Acquisition to such effect signed by a duly authorized officer thereof.

                 (b) No Order or Suit. No Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use their reasonable best efforts to have any such order or injunction vacated.

                 (c) Governmental Filings and Consents. All governmental orders, approvals and consents to the transactions contemplated by this Agreement shall have been obtained and be in effect on the Closing Date, in form and substance reasonably acceptable to Target and the Principal Stockholders except to the extent that the failure to obtain any such consent would not have the effect of making the transactions contemplated by this Agreement illegal or otherwise restrain or prohibit consummation of such transactions.

                 (d) Target Stockholder Approval. The stockholders of Target shall have approved the Merger to the extent required by applicable New York Business Corporation Law or the articles of incorporation of Target.

                 (e) Incumbency Certificate. Target and the Principal Stockholders shall have received a certificate of the Secretary or an Assistant Secretary of Sonus and Acquisition certifying the names and signatures of the officers of Sonus and Acquisition authorized to sign this Agreement, the Operative Documents to which Sonus and Acquisition are parties and any other document required to be delivered hereunder.

                 (f) Proceedings. All proceedings, corporate or otherwise, taken by Acquisition and Sonus in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to the Principal Stockholders and their counsel.

                 (g) Organizational Documents. Target and the Principal Stockholders shall have received a copy of (i) the Certificate of Incorporation of Sonus and Acquisition, certified by the Secretary of State or another appropriate official of the appropriate jurisdiction of incorporation, as of a date not earlier than ten Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or an Assistant Secretary of Sonus and Acquisition, dated as of the Closing Date, stating that no amendments have been made to such document since such date, and (ii) the Bylaws of Sonus and Acquisition and each Subsidiary, certified by the Secretary or an Assistant Secretary of Sonus and Acquisition and each Subsidiary, respectively.

                 (h) Good Standing. Target and the Principal Stockholders shall have received a Certificate of Good Standing for Sonus and Acquisition and a certificate to the effect that all franchise and other taxes shall have been paid up to date by Sonus and Acquisition and each Subsidiary from the appropriate official of the appropriate jurisdiction of incorporation, dated as of a date not earlier than ten Business Days prior to the Closing Date.

                 (i) Release of Personal Guarantee of Citizens' Loan. The personal guarantees of each of the Principal Stockholders relating to the Citizens' loan in the approximate amount of $384,000 (the "Citizens' Loan") shall be released on or prior to the Closing Date, or such other arrangement with respect to the personal guarantees shall have been reached as is reasonably acceptable to the Principal Stockholders.

                 (j) Other Agreements. Acquisition shall have executed and delivered to each Principal Stockholder an Employment Agreement in substantially the form attached hereto as Exhibit F, Sonus shall have executed and delivered a Principal Stockholders Escrow Agreement in substantially the form attached hereto as Exhibit C, and Acquisition shall have executed and delivered the Certificates of Merger in substantially the forms attached hereto as Exhibit A1 and Exhibit A2.

     SECTION 6.2          CONDITIONS TO OBLIGATIONS OF SONUS AND ACQUISITION.
The obligations of Sonus and Acquisition to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                 (a) Representations and Warranties; Covenants. Without giving effect to any matter disclosed to Sonus or Acquisition between the date hereof and the Closing Date, the representations and warranties of Target and the Principal Stockholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date; provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.2(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects; and all the agreements, undertakings, covenants and obligations contained in this Agreement to be complied with by Principal Stockholders, Target and the Subsidiaries on or before the Closing shall have been complied with in all material respects, and Acquisition shall have received certificates of the Principal Stockholders and Target to such effect signed by a duly authorized officer of Target and by each Principal Stockholder.

                 (b) No Order or Suit. No Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would have a material adverse effect on the Business or Condition of Target; in addition, no Action or Proceeding before any Governmental or Regulatory Authority shall be pending or threatened and no investigation by any Governmental or Regulatory Authority shall have commenced seeking to restrain or prohibit (or questioning the validity or legality of) the transactions contemplated by this Agreement or seeking to restrict in any material respect the effective operation of the business of Target or any Subsidiary after the Closing or seeking material damages from Target or any Subsidiary or seeking material damages from Acquisition in connection with this Agreement, which Acquisition, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their reasonable best efforts to have any such order or injunction vacated.

                 (c) Governmental Filings and Consents. All governmental orders, approvals and consents to the transactions contemplated by this Agreement shall have been obtained and be in effect on the Closing Date, in form and substance reasonably acceptable to Sonus and Acquisition and the waiting period (if any), including extensions thereof, applicable to the consummation of the transactions contemplated hereunder shall have either expired or been previously terminated, and such approvals as shall have been obtained shall not impose upon Acquisition, Target or any Subsidiary any conditions or other requirements which would cause any thereof any material additional costs or materially interfere with the continued operations of the business of Sonus, Acquisition, Target or any Subsidiary as currently conducted or materially and adversely affect the Business and Condition of Target.

                 (d) Third Party Consents. Sonus and Acquisition shall have received the third party consents, approvals, authorizations or actions to the transactions contemplated by this Agreement, if any, in form and substance reasonably satisfactory to Sonus and Acquisition from the parties listed in
Section 6.2(d) of the Sonus Disclosure Schedule.

                 (e) Limitation on Non-Accredited Investors. The Principal Stockholders who are not "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities

Act, together with the Other Stockholders who are not "accredited investors" (within the meaning of such Rule), shall not number in the aggregate in excess of thirty five (35) as of the Closing Date.

                 (f) Resignation of Directors and Officers of Target. Sonus shall have received the resignations, effective as of the Closing Date, of all the directors of Target and of all of the officers of Target.

                 (g) Organizational Documents. Sonus shall have received a copy of (i) the Certificate or Articles of Incorporation of Target and each Subsidiary, certified by the Secretary of State or another appropriate official of the appropriate jurisdiction of incorporation, as of a date not earlier than ten Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or an Assistant Secretary of Target and each Subsidiary, dated as of the Closing Date, stating that no amendments have been made to such document since such date, and (ii) the Bylaws of Target and each Subsidiary, certified by the Secretary or an Assistant Secretary of Target and each Subsidiary, respectively.

                 (h) Good Standing. Sonus shall have received a Certificate of Good Standing for and a certificate to the effect that all franchise and other taxes shall have been paid up to date by Target and each Subsidiary from the appropriate official of the appropriate jurisdiction of incorporation, dated as of a date not earlier than ten Business Days prior to the Closing Date.

                 (i) Incumbency Certificate. Sonus shall have received a certificate of an officer of Target certifying the names and signatures of the officers of Target authorized to sign any document required to be delivered by Target hereunder.

                 (j) Accounting Method. Acquisition and/or Sonus shall have the availability of pooling accounting treatment with respect to the transactions contemplated by this Agreement.

                 (k) Other Agreements. Each of the Principal Stockholders shall have executed and delivered an Employment Agreement in substantially the form attached hereto as Exhibit F, and a Principal Stockholders Escrow Agreement in substantially the form attached hereto as Exhibit C. Target shall have executed and delivered the Certificates of Merger in substantially the forms attached hereto as Exhibit A1 and A2.

                 (l) Repayment of Indebtedness. All Principal Stockholders who are indebted to Target or any Subsidiary shall have repaid such indebtedness in full with interest thereon to the date of payment.

                 (m) Discharge of Liens; Citizens' Loan. All Liens on the Property and Assets of Target and the Subsidiaries, other than Permitted Liens, shall have been fully satisfied, terminated and discharged as evidenced by releases or satisfactions satisfactory to Sonus including but not limited to the Stockholder Indebtedness. The personal guarantees of each of the Principal Stockholders relating to the Citizens' Loan shall be released on or prior to the Closing Date such that the Escrow Shares are free of all Liens at the Closing, or such other arrangement with respect to the Escrow Shares shall have been reached as is reasonably acceptable to Sonus.

                 (n) Proceedings. All proceedings, corporate or otherwise, taken by the Principal Stockholders and Target in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to Sonus and its counsel.

                 (o) Customer Churn Rate. The cumulative customer turnover rate of Target is not materially greater than five and one-half percent (5-1/2%) for the period from January 1, 1999 through and including the Closing Date.

                 (p) Cash Flow. Target's utilization of cash for operations during any month in the third quarter of 1999 shall not be more than twenty-five percent (25%) greater than cash receipts during such respective month.

                 (q) Stockholder's Equity. As of the Closing Date, Target shall have a stockholder's equity of not less than negative Three Hundred Fifty Thousand Dollars (-$350,000).

                 (r) Cancellation of Shareholders Agreement. Each of the Principal Stockholders shall have terminated their employment agreements with Target as well as that certain shareholders agreement by and between Target and Friedman, Butler and Lewis, all effective immediately prior to Closing.

                                   ARTICLE 7
       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

     SECTION 7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Sonus and its Affiliates (whether or not exercised) to investigate the affairs of each Principal Stockholder, Target or the Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or the waiver of any provision hereof, each Principal Stockholder, on the one hand, and Sonus and Acquisition, on the other, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Target, the Principal Stockholders, Sonus and Acquisition contained in this Agreement shall survive the Closing (a) for a period equal to the applicable statute of limitations with respect to the representations and warranties contained in Sections 3.6, 3.11, 3.13, 3.14, 3.19 and 3.23; and (b) for a period of two (2) years after the Closing Date with respect to all other representations and warranties; provided, however, that any representation, warranty, covenant or agreement that would otherwise terminate will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article 8 on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article 10, but only with respect to matters described in the Claim Notice or Indemnity Notice.

                                   ARTICLE 8
                                INDEMNIFICATION

     SECTION 8.1          INDEMNIFICATION.

                 (a) Each of the Principal Stockholders, jointly and severally, shall indemnify Acquisition, Sonus and their respective stockholders and the officers, directors, employees, agents and Affiliates of each of them (in each case, other than the Principal Stockholders) (collectively, the "Acquisition Indemnitees"), in respect of, and hold each of them harmless from and against, and shall pay any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Target, any Subsidiary or any of the Principal Stockholders contained in this Agreement or any of the Operative Agreements (including, without limitation, any certificate delivered in connection herewith or therewith) during any applicable survival period pursuant to Section 7.1 above in an amount up to and including the value of the Escrow Shares, to be satisfied by cancellation of the Escrow Shares to the extent necessary to satisfy the Principal Stockholders indemnity obligations hereunder.

                 (b) Sonus agrees to indemnify the Principal Stockholders and the Other Stockholders and their respective heirs, executors, personal representatives, successors and assigns (the "Principal Stockholder Indemnitees"') in respect of, and hold each of them harmless from and against, and shall pay any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Acquisition or Sonus contained in this Agreement or the Operative Agreements (including, without limitation, any certificate delivered in connection herewith or therewith) during any applicable survival period pursuant to Section 7.1 above, and (ii) the personal guarantees (the "Personal Guarantees") described on, and guaranteeing the amounts listed in, Section 8.1(b) of the Target Disclosure Schedule, to the extent such Losses arise from the act or omission of Sonus or Acquisition after the Closing Date. The indemnities provided herein are provided up to and including, but shall not exceed, an amount equal to the value of the Merger Shares multiplied by 15/100.

                 (c) No amounts of indemnity shall be payable as a result of a claim under Section 8.1(a) unless and until the Acquisition Indemnitees have suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $37,500 in the aggregate, in which case the Acquisition Indemnitees shall be entitled to seek indemnity for the amount of such Losses incurred from and after Thirty-Seven Thousand Five Hundred Dollars ($37,500).

                 (d) No amounts of indemnity shall be payable as a result of a claim under Section 8.1(b) unless and until the Principal Stockholder Indemnitees have suffered, incurred, sustained or become subject to Losses with respect thereto in excess of $37,500 in the aggregate, in which case the Principal Stockholder Indemnitees shall be entitled to seek indemnity for the amount of such Losses incurred from and after Thirty-Seven Thousand Five Hundred Dollars ($37,500).

     SECTION 8.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 8.1 will be asserted and resolved as follows:

                 (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 8.1 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a claim notice to the Indemnifying Party within thirty (30) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim ("Claim Notice"); provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                 (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party, provided that all Indemnifying Parties with respect to such Third Party Claim jointly acknowledge to the Indemnified Party its right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may be modified through written agreement of the parties or arbitration hereunder) and provide assurances reasonably satisfactory to the Indemnified Party that the Indemnifying Parties will be financially able to satisfy such claim in full if it is decided adversely. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the

Indemnified Party in connection with the defense thereof (except as hereinafter provided), but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as hereinafter provided), separate from the counsel employed by the Indemnifying Party. Notwithstanding the foregoing, if
(i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel reasonably satisfactory to the Indemnified Party within five Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently and vigorously prosecute such defense in a timely manner after due notice, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of all Indemnified Parties, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party, and in all other cases may not so settle without the prior written consent of the Indemnified Party.

                 (c) In the event any Indemnified Party should have a claim under Section 8.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been actually prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period as to whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a Liability of the Indemnifying Party under Section 8.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration as provided in Article 10.

                 (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law or in equity, under federal or state securities Laws or by separate agreement (including, without limitation, under the Operative Agreements).

                 (e) Notwithstanding anything contained in this Agreement to the contrary, at and after the Closing, and notwithstanding any right any Principal Stockholder may have at law or in equity or pursuant to any Laws, no Principal Stockholder shall be entitled to any indemnification, right of contribution or other right of recovery from Target or any Subsidiary in connection with any claim made by or which could be made by an Indemnified Party against Target or any Principal Stockholder or which Target or any Subsidiary could be liable for, all of which are irrevocably waived and released by each Principal Stockholder.

                 (f) Any payment under this Article 8 shall be treated for tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper and permissible under relevant Tax authorities, including court decisions, statutes, regulations and administrative promulgations or, alternatively, by Acquisition or Sonus as an offset to a Tax benefit item, if such characterization is permissible under such Tax Authorities.

                                   ARTICLE 9
                                  TERMINATION

     SECTION 9.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing under the following provisions:

                 (a)      by mutual written agreement of Sonus and Target;

                 (b) by Sonus after written notice to Principal Stockholders if Sonus is not then in material breach of any provision of this Agreement and there has been any one or more misrepresentations in or breaches of the representations or warranties made by Target or the Principal Stockholders contained herein that, if not cured on or prior to the Closing Date, could be reasonably expected to give Sonus grounds not to close under
Section 6.2 when taken into account with all other uncured misrepresentations in or breaches of such representation or warranties as to which Sonus shall have given notice to Target as provided in this paragraph (b); a termination pursuant to this paragraph (b) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                 (c) by Sonus if Sonus is not then in material breach of any provision of this Agreement after written notice to Target and the Principal Stockholders of the failure by Principal Stockholders or Target to perform and satisfy in any material respect any of their respective material obligations required to be performed and satisfied by Principal Stockholders or Target on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (c) shall become effective (i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or
(ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                 (d) by the Principal Stockholders after written notice by the Principal Stockholders to Sonus if the Principal Stockholders are not then in material breach of any material provision of this Agreement and there has been one or more material misrepresentations in or material breaches of the representations or warranties made by Sonus herein which, if not cured on or prior to the Closing Date, could be reasonably expected to give the Principal Stockholders grounds not to close under Section 6.1 when taken into account with all other uncured misrepresentations in or breaches of such representations or warranties as to which the Principal Stockholders shall have given notice to Sonus as provided in this paragraph (d); a termination pursuant to this paragraph (d) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on





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
or prior to the Closing Date, or (ii) immediately prior to the Closing Date with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                 (e) by the Principal Stockholders if the Principal Stockholders are not then in material breach of any material provision of this Agreement after written notice by the Principal Stockholders to Sonus of Sonus' failure to perform and satisfy in any material respect any of its material obligations under this Agreement required to be performed and satisfied by Sonus on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (e) shall become effective (i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or
(ii) immediately prior to the Closing Date with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                 (f) by Sonus, Target or the Principal Stockholders, if the Closing shall not have been consummated by April 1, 2000; provided, however, that no party may terminate this Agreement pursuant to this paragraph
(f) if the Closing shall not have been consummated within such time period by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement; and

                 (g) by Sonus or Target, if any United States federal or state, Law or any rule or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining any party hereto from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable.

         The party desiring to terminate this Agreement pursuant to the foregoing provisions shall give written notice of such termination to the other party.

     SECTION 9.2 EFFECT OF TERMINATION. If termination results from the breach by any party of its representations, warranties or covenants contained in this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such failure or breach and such termination shall not be deemed to be an election of remedies. The provisions of Sections 5.4, 5.6, Articles 8, 9 and 10 shall survive any termination of this Agreement pursuant to this Article 9, and each party hereto shall be fully responsible for any breach of Sections 5.4 or 5.6, Articles 8, 9 and 10, whether or not such breach occurs prior to the termination of this Agreement.

     SECTION 9.3          PAYMENT OF FEES AND EXPENSES.

                 (a) Except because of a failure of a condition precedent to Target's consummation of the Merger (which conditions are set forth in this Agreement), in the event that Target fails to consummate the Merger despite Sonus' willingness to proceed with the Merger, Target shall, to the extent not already paid by Target, pay all of Sonus' documented and reasonable expenses in connection with the Merger, including but not limited to reasonable attorneys' fees, up to One Hundred Thousand Dollars ($100,000).

                 (b) Unless Target has satisfied any of the conditions set forth in Section 6.2(o through q) hereof and except because of a failure of a condition precedent to Sonus' consummation of the Merger (which conditions are set forth in this Agreement), in the event that Sonus fails to consummate the Merger despite Target's willingness to proceed with the Merger, Sonus shall, to the extent not already paid by Sonus, pay all of Target's documented and reasonable expenses in connection with the Merger, including but not limited to reasonable attorneys' fees, up to Fifty Thousand Dollars ($50,000).

                 (c) Except because of a failure of a condition precedent to Target's consummation of the Merger (which condition precedent is set forth in this Agreement), in the event that Target fails to consummate the Merger despite Sonus' willingness to proceed with the Merger and Target subsequently consummates any sale, transfer or assignment of its business, operations or assets, whether by stock issuance or sale, asset sale, merger, consolidation, reorganization, recapitalization or other means, whether directly or indirectly, in one or more transactions, or the Principal Stockholders sell, assign or transfer in excess of a majority of their shares of Target, directly or indirectly, whether in one or more transactions (any such transaction being referred to hereinafter as a "Competing Transaction") within six (6) months following the date upon which Target failed to agree to Sonus' or Acquisition's written request to proceed to Closing, Target agrees to pay Sonus the amount of Four Hundred Fifty Thousand Dollars ($450,000) plus pay, to the extent not already paid by Target, all of Sonus' documented and reasonable expenses, including but not limited to reasonable attorneys' fees, up to One Hundred Thousand Dollars ($100,000) in connection with the Merger, on or prior to the first closing in connection with the Competing Transaction

                 (d) Anything to the contrary in this Agreement notwithstanding, no party hereto shall be responsible for paying any fees or expenses pursuant to this Section 9.3 as a result of the unavailability of pooling accounting treatment with respect to the Merger.

                 (e) On the Closing Date, if Target has not satisfied the conditions set forth in Section 6.2(o)(p) or (q), Target shall pay, to the extent not already paid by Target, all of Sonus' and Acquisition's documented and reasonable expenses, including but not limited to attorneys' fees up to One Hundred Thousand Dollars ($100,000).

                 (f) The failure of any party's board of directors or stockholders to approve the Merger and the transactions contemplated by this Agreement shall not release such party from any obligation to pay fees and expenses in accordance with this Section 9.3.

                 (g) In the event the Merger closes as contemplated by this Agreement, except as otherwise provided herein, Sonus agrees to pay the costs and fees incurred by Target in connection with the Merger, to the extent such costs and fees are set forth in Section 9.3(g) of the Target Disclosure Schedule or are incurred after the date of this Agreement in the ordinary course consistent with legal or accounting fees normally incurred in transactions of this type.

                                   ARTICLE 10
                            ARBITRATION OF DISPUTES

     SECTION 10.1 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by an arbitration panel consisting of three persons, one selected by Sonus, one selected by the Principal Stockholders and the third selected by mutual agreement of the first two arbitrators selected, and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     SECTION 10.2         PROCEDURE FOR ARBITRATION.

                 (a) The arbitration shall be held in Washington, D.C. if brought by Target or any of the Principal Stockholders and in New York City if brought by Acquisition or Sonus.

                 (b) All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by a party that prevails on any issue in any arbitration commenced hereunder or in any judicial proceeding seeking to enforce this Agreement to arbitrate disputes or seeking to enforce any order or award of any arbitration hereunder shall be assessed against the party or parties that do not prevail on such issue or issues.

                                   ARTICLE 11
                                 MISCELLANEOUS

     SECTION 11.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or delivered by a nationally recognized overnight courier service prepaid, to the parties at the following addresses or facsimile numbers:

                 (a)      If to Sonus or Acquisition, to:

                                  Sonus Communication Holdings, Inc.
                                  1600 Wilson Boulevard, Suite 1008
                                  Arlington, Virginia 22209
                                  Attention:  Rick D. Rose
                                  Telecopier:  703-527-8865

                          with a copy to:

                                  Cecil E. Martin, III, Esquire
                                  McGuire, Woods, Battle & Boothe LLP
                                  7 St. Paul Street, Suite 1000
                                  Baltimore, Maryland 21202
                                  Telecopier:  410-659-4535

                 (b)      If to Target or the Principal Stockholders, to:

                                  Empire One Telecommunications, Inc.
                                  254 West 31st Street
                                  New York, New York 10001
                                  Attention:  John K. Friedman
                                  Telecopier:  212-904-1032

                          with a copy to:

                                  David E. Bronston, Esquire
                                  Wolf, Block, Schorr and Solis-Cohen LLP
                                  250 Park Avenue
                                  New York, New York 10177
                                  Telecopier:  212-986-0604

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the fourth Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided for in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     SECTION 11.2 ENTIRE AGREEMENT, AMENDMENT. This Agreement, the Exhibits hereto, the Target Disclosure Schedule and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of Sonus and the Principal Stockholders. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under
Article 8.

     SECTION 11.3 EXPENSES. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Article 8 and Section 9.3), the respective corporate entities will pay their own costs and expenses and the costs and expenses of their Affiliates incurred in connection with this Agreement, the Operative Agreements, and the transactions contemplated hereby and thereby.

     SECTION 11.4 CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 11.5 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term.

     SECTION 11.6 NO ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other parties hereto, and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

     SECTION 11.7 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     SECTION 11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or





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
conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     SECTION 11.9         CONSTRUCTION.

                 (a) The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                 (b) The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

     SECTION 11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement and the Operative Agreements may be executed and delivered by facsimile transmission.



                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be duly executed as of the day and year first above written.


                                    EOT ACQUISITION CORP.


                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


                                    SONUS COMMUNICATION HOLDINGS, INC.


                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


                                    EMPIRE ONE TELECOMMUNICATIONS, INC.


                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:


                                    PRINCIPAL STOCKHOLDERS:


                                    --------------------------------------
                                    John K. Friedman


                                    --------------------------------------
                                    Paul A. Butler


                                    --------------------------------------
                                    Bradley D. Lewis


                                       53